                                                                          RAAM-2


                                   BEFORE THE


                          SURFACE TRANSPORTATION BOARD

                                 --------------


                            Finance Docket No. 33813

                                 --------------


              RAILAMERICA, INC.--CONTROL EXEMPTION--RAILTEX, INC.

                                 --------------


                             PETITION FOR EXEMPTION

                                 --------------


                                    VOLUME 1



Thomas W. Arnst, Esq.                   Gary A. Laakso, Esq.
RailTex, Inc.                           RailAmerica, Inc.
4040 Broadway                           5300 Broken Sound Boulevard N.W.
Suite 200                               Second Floor
San Antonio, TX 78209                   Boca Raton, FL 33487
(210) 841-7600                          (561) 994-6015


Karl Morell, Esq.                       Louis E. Gitomer, Esq.
Of Counsel                              Of Counsel
Ball Janik LLP                          Ball Janik LLP
1455 F Street, N.W.                     1455 F Street, N.W.
Suite 225                               Suite 225
Washington, D.C. 20005                  Washington, D.C. 20005
(202) 638-3307                          (202) 638-3307

Attorneys for RAILTEX, INC.             Attorneys for RAILAMERICA, INC.

Dated: November 8, 1999

                                   BEFORE THE

                          SURFACE TRANSPORTATION BOARD

                                 --------------

                            Finance Docket No. 33813

                                 --------------

              RAILAMERICA, INC.--CONTROL EXEMPTION-- RAILTEX, INC.

                                 --------------

                             PETITION FOR EXEMPTION

                                 --------------

     RailAmerica, Inc. ("RailAmerica") and RailTex, Inc. ("RailTex") (collectively "Petitioners") petition the Surface Transportation Board (the "Board"), under 49 U.S.C. ss. 10502 and 49 CFR Part 1121, for an exemption from 49 U.S.C. ss.ss. 11323-11325 for RailAmerica to acquire direct control of RailTex and indirect control of RailTex's 17 rail carrier subsidiaries. Petitioners also request that the Board adopt the expedited procedural schedule proposed by Petitioners herein.

                                   I. SUMMARY

     RailAmerica, which controls 12 domestic Class III rail carriers, is seeking an exemption to acquire control of RailTex and its 17 domestic Class III rail carriers. Petitioners are filing this Petition rather than a Notice because the Class exemption of 49 CFR ss.1180.2(d)(2), may not apply to the proposed transaction. One RailAmerica subsidiary indirectly connects with one RailTex subsidiary, and two RailAmerica subsidiaries can potentially connect with one RailTex subsidiary.

     The 29 RailAmerica and RailTex Class III railroads operate in 26 States, have about 1,000 employees, generated about $200 million in revenue in 1998, and earned 12 Jake Jacobson Safety Awards between them in 1998.


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     RailAmerica will pay about $205 million for RailTex's stock. On a per share basis, RailAmerica will pay $13.50 in cash and 0.66666667 shares of RailAmerica stock. RailAmerica is financing the cash purchase price of RailTex and refinancing $342 million of the combined debt of RailAmerica and RailTex. The combined company will be able to repay the debt incurred by the acquisition through the cash flows of the combined company and the $10 million in annual cost savings.

     The proposed transaction, to date, is supported by one United States Senator, two State Representatives, one State Department of Transportation, one county, three railroads, and 82 shippers.

     As evidenced by the substantial shipper support, the proposed transaction will not adversely affect competition in any region or for that matter, anywhere in the United States. Indeed, the proposed transaction will foster the rail transportation policy and will not result in the abuse of market power.

     As this Petition demonstrates, the proposed transaction will not result in any competitive harm and, therefore, should be expeditiously exempted.

                                II. JURISDICTION

     The "[a]cquisition of control of a rail carrier by a person that is not a rail carrier but that controls any number of rail carriers" may be carried out only with the approval and authorization of the Board. 49 U.S.C. ss.11323(a)(5). RailAmerica controls 12 Class III rail carriers in the United States. RailAmerica is seeking to acquire control of RailTex, and RailTex controls 17 Class III rail carriers in the United States. Since RailAmerica controls rail carriers and is seeking to acquire control of RailTex, which also


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controls rail carriers, the proposed transaction falls within the jurisdiction of the Board under 49 U.S.C. ss.11323(a)(5).

     Even though the proposed transaction is subject to the Board's jurisdiction, a transaction is exempt from Board approval, under 49 CFR ss.1180.2(d)(2), when it involves the "[a]cquisition or continuance in control of a nonconnecting carrier or one of its lines where (i) the railroads would not connect with each other or any railroads in their corporate family, (ii) the acquisition or continuance in control is not part of a series of anticipated transactions that would connect the railroads with each other or any railroad in their corporate family, and (iii) the transaction does not involve a class I carrier." The proposed acquisition of control of RailTex by RailAmerica may not meet these criteria. Today, one RailAmerica rail carrier subsidiary, the Toledo, Peoria & Western Railway Corporation (the "TP&W") indirectly connects with one RailTex rail carrier, the Central Railroad Company of Indianapolis ("CERA"). TP&W interchanges traffic with CERA in Kokomo, IN via haulage arrangements and indirectly connects with CERA in Logansport, IN as the result of CERA's Agreement with the Winamac Southern Railroad Company ("WSRY") to operate the WSRY rail line between Kokomo and Logansport as agent for WSRY. See Exhibit 1-B. In the State of Michigan, two RailAmerica rail carrier subsidiaries, the Huron & Eastern Railway Company, Inc. ("HESR") and the Saginaw Valley Railway Company, Inc. ("SGVY") have trackage rights into Saginaw, MI for purposes of interchanging traffic. The Mid-Michigan Railroad, Inc. ("MMRR"), a RailTex rail carrier subsidiary operates a rail line to Paines, MI, only about seven miles from Saginaw. MMRR has entered into agreements to acquire about two miles of track from CSX Transportation, Inc. ("CSXT") in Paines and to obtain trackage rights over the

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Central Michigan Railway Company ("CMGN") to access CSXT's Potter Street Yard in
Saginaw. Once MMRR obtains access to Saginaw, it is possible, with CSXT's acquiescence, for MMRR to interchange traffic with HESR and SVGY. See Exhibit 1-C.

     The class exemption does not apply where the acquisition of control is part of a series of anticipated transactions that would connect the railroads with each other or any railroad in their corporate family. 49 CFR ss.1180.2(d)(2)(ii). Given the indirect connection between TP&W and CERA and possible connection between HESR and SGVY with MMRR, the class exemption at 49 CFR ss.1180.2(d)(2) may not apply to the proposed transaction. Accordingly, RailAmerica and RailTex are filing this Petition for Exemption rather than a Notice under Section 1180.2(d)(2).

                 III. REQUEST FOR EXPEDITED PROCEDURAL SCHEDULE

     Petitioners request that the Board establish an expedited schedule in this proceeding.

     Although RailAmerica and RailTex are relatively large short line railroad enterprises, they are extremely small entities in the railroad industry. Petitioners' combined gross revenues from railroad operations in the United States totaled about $200 million in 1998. Petitioners have about 1,000 employees dedicated to rail operations in the United States. It is very important to Petitioners' continued successful operations that they retain their valuable employees. Faced with the uncertainty created by this transaction and the demand for experienced railroad operating employees throughout the country (and low supply thereof), RailAmerica and RailTex are concerned that an extended period of review would significantly harm the ability of the individual railroads to continue providing quality service to their customers.

     In addition, the sooner RailAmerica and RailTex can consummate this transaction, assuming Board approval, the sooner Petitioners and their customers can begin to reap the benefits from this combination. Toward that end, Petitioners have given direct notice of this proposed transaction on an unprecedented scale. The Petition has been served on all shippers and all local and national rail labor unions that represent employees on the individual railroads. Also, copies of this Petition are being made available at each location where Petitioners' employees report for duty. Moreover, this Petition has been served on the parties required to receive service in a minor control proceeding under 49 CFR ss. 1180.4(c)(5), which includes the Governor, Department of Transportation, and Public Service Commission in each state where a RailAmerica or RailTex rail carrier subsidiary operates, the United States Secretary of Transportation, the Attorney General of the United States, and the Federal Trade Commission. Petitioners will also provide a copy of this Petition to anyone who requests it.

     For these reasons, Petitioners request that the Board adopt the following schedule:

     November 8, 1999 - Petition filed.

     November 16, 1999 - Notice published in the Federal Register.

     December 6, 1999 - Due date for comments on the Petition.

     December 15, 1999 - Due date for replies to comments.

     January 14, 2000 - Decision served by Board and effective date.

     Because of the unprecedented service of the Petition, most, if not all, parties with an interest in the proposed transaction will have nearly 30 days to prepare and file comments. Moreover, as demonstrated in this Petition, the proposed transaction will have no anticompetitive effects and will be beneficial to the individual RailAmerica and RailTex rail carriers and the general shipping public.

                          IV. THE PROPOSED TRANSACTION

     RailAmerica, 5300 Broken Sound Boulevard N.W., Boca Raton, FL 33487, (561) 994-6015, is the parent of its wholly owned subsidiary Cotton Acquisition Corp. ("Cotton"), 5300 Broken Sound Boulevard N.W., Boca Raton, FL 33487, (561) 994-6015. Pursuant to the Agreement and Plan of Merger (see Exhibit 2), RailAmerica has agreed to acquire 100 percent of the outstanding stock of RailTex, 4040 Broadway, San Antonio, TX 78209, (210) 841-7600, through the merger of Cotton into RailTex resulting in RailAmerica owning 100 percent of the RailTex stock. For each share of common stock of RailTex, RailAmerica will pay $13.50 in cash and 0.66666667 shares of common stock of RailAmerica. The acquisition cost has been valued at $205 million. See Verified Statements of Steven D. Smith and Joseph W. Doherty.

     As a result of the transaction, RailAmerica will directly control RailTex, and will indirectly control RailTex's 17 Class III rail carriers in the United States. RailAmerica currently controls 12 Class III rail carriers in the United States.

                   V. DESCRIPTION OF THE RAILROAD PROPERTIES

A. The RailAmerica Railroads.

     RailAmerica is an international railroad holding company. It entered the railroad industry in 1986.

     1. International. RailAmerica's rail carrier subsidiaries are engaged in rail operations in Australia, Canada, and the Republic of Chile. In Australia, Freight Victoria Limited operates freight service over about 3,000 miles. In Canada, E&N Railway

Company Ltd., owns and operates over 181 miles on Vancouver Island. RailLink Ltd., consists of six regional railways and, with its 26.3 percent interest in Quebec Railway Corp., Inc., has an interest in five other regional railways that together cover approximately 2,500 miles of track in Alberta, the Northwest Territories, Ontario, Quebec and New Brunswick. RailAmerica de Chile, S.A. owns a 55 percent interest in the 1,400-mile Ferronor in the Republic of Chile.

     2. United States. RailAmerica controls 12 Class III railroads in the United States.

     RailAmerica's subsidiary railroads provide rail service to on-line customers through the coordination of the railroad's general manager, marketing manager and customer service center. The general manager schedules rail service for the customer with the assistance of customer service personnel. Due to the subsidiaries' flexibility in providing service, customers can initiate unscheduled rail service on short notice by contacting the railroad's customer service center. The general manager schedules the day's train service and provides a manifest to the train crew. The crew's manifest contains information regarding the number and type of cars to drop off and/or pick up at a customer's siding, customer requirements concerning time of pick up and/or delivery and interchange schedules. The crews, consisting of transportation specialists, operate the locomotive and couple and uncouple railcars along the line. The crews are readily available to provide service on an as-needed basis. Payment for rail services is coordinated with the customer through RailAmerica's customer service center or with the Class I railroad interchange partner.

     RailAmerica's subsidiaries provide the locomotive service and, in many instances, the rail cars needed to move the customer's product. Maintenance of the rail line, including capital improvements, normal track and roadbed maintenance, signal maintenance and bridge repair, is performed by RailAmerica's subsidiary or, where efficiencies are gained, a high quality maintenance contractor. RailAmerica has full-time locomotive mechanics, under the supervision of RailAmerica's Chief Mechanical Officer, available to maintain the locomotive and maintenance equipment, perform car inspections and perform running repairs on cars.

     Flexibility with respect to work assignments is a key element of RailAmerica's operating strategy and contributes significantly to operational productivity. All of the subsidiaries' railroad personnel are trained in a wide range of skills necessary for short line operations. Employees can be assigned to tasks on an as-needed basis. RailAmerica believes the organization of its railroads into relatively small work groups encourages greater team effort and permits clearly defined responsibility and accountability.

     RailAmerica's subsidiaries focus on providing rail service to their customers that is easily accessible, reliable and cost-effective. Following commencement of operations by RailAmerica, RailAmerica's railroads generally have attracted increased rail shipments from existing customers and obtained traffic from new customers who had not previously shipped by rail or had ceased rail shipments. RailAmerica believes its ability to generate additional traffic is enhanced by its marketing efforts which are aimed at identifying and responding quickly to the individual business needs of customers along its rail lines. As part of its marketing efforts, RailAmerica's subsidiaries often adjust or add to scheduled rail service, help customers negotiate price and service levels with connecting carriers and assist customers in obtaining the quantity and type of rail equipment required for their operations. RailAmerica's subsidiaries also provide non-scheduled train service on short notice to accommodate customers' special or emergency needs.

     RailAmerica's decentralized management structure is an important element of its marketing strategy. Significant discretion with respect to sales and marketing activities is given to RailAmerica's domestic regional marketing managers. Each regional marketing manager works closely with personnel of RailAmerica's railroads and with other members of senior management to develop marketing plans to increase shipments from existing customers and to develop business from new customers. RailAmerica also works with the marketing staffs of the connecting Class I railroads to develop an appropriate array of rail-oriented proposals to meet customers' needs and with industrial development organizations to locate new rail users. RailAmerica considers all of its employees to be customer service representatives and encourages them to initiate and maintain regular contact with shippers.

     In 1998, RailAmerica served more than 200 customers domestically who shipped and/or received a wide variety of products. A list of the RailAmerica customers served by the domestic rail carriers is set forth in Confidential Volume 2A, Exhibit 4. RailAmerica's railroads are typically the only rail carriers directly serving their customers. Although most of RailAmerica's domestic railroads have a well-diversified customer base, several of the smaller rail lines have one or two dominant customers. In 1998, RailAmerica's 10 largest domestic customers accounted for approximately 45 percent of domestic transportation revenue. There is no single customer that represented more than 10 percent of RailAmerica's domestic transportation revenues.

     An important component of RailAmerica's operating strategy is conducting safe railroad operations for the benefit and protection of employees, customers and the communities served by RailAmerica's railroads. RailAmerica's safety program, led by the Director of Rules, Safety and Training, involves all of RailAmerica's employees and is administered on a continuing basis by each Regional Vice President, General Manager and Department Head. Operating personnel are trained and certified in train operations, hazardous materials handling, proper radio procedures and all other areas subject to governmental rules and regulations. Each employee involved in train operations is subject to pre-employment drug testing and to random drug testing to the fullest extent required by federal regulation.

     RailAmerica believes that each of its railroads complies fully with federal, state and local regulations. Additionally, each railroad is given flexibility to develop more stringent safety rules based on local requirements or practices. In 1998, RailAmerica properties won four Jake Jacobson Safety Awards. RailAmerica also participates in governmental and industry sponsored safety programs including Operation Lifesaver (the national grade crossing awareness program) and the American Short Line Railroad Association's Safety Committee.

     RailAmerica has achieved this stellar safety record in part through its investment in infrastructure. RailAmerica typically spends twice the industry average on track and signals. RailAmerica also aggressively lobbies state governments for grants and low interest loans to assist in the process. Last year RailAmerica's railroads received in excess of $2 million in grants and/or loans.


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


     Even though RailAmerica's railroads are typically the only rail carriers directly serving their customers, the individual railroads compete directly with other modes of transportation, principally motor carriers and, to a lesser extent, ship and barge operators. The extent of this competition varies significantly among the railroads. Competition is based primarily upon the rates charged, the transit times required, and equipment availability, as well as the quality and reliability of the service provided, for an origin-to-destination package. To the extent other carriers are involved in transporting a shipment, RailAmerica cannot control the cost and quality of service. Cost reductions achieved by major rail carriers over the past several years have generally improved their ability, and their connecting short lines' ability, to compete with alternate modes of transportation.

     Following is a description of the individual RailAmerica railroad subsidiaries, all of which appear on the maps in Exhibit 1.

     The Cascade and Columbia River Railroad Company.

     The Cascade and Columbia River Railroad Company ("CSCD"), 901 Omak Avenue, Omak, WA 98841 (telephone 800-992-7265) began operating in 1996 and is located entirely in the State of Washington. It owns and operates 137 miles between Olds Junction, WA, milepost 6.0, and Oroville, WA, milepost 137.2, which includes six miles of trackage rights over the Burlington Northern and Santa Fe Railway Company ("BNSF") between Olds Junction, milepost 6.0 and Wenatchee, milepost 1650.2. See Exhibit 1-Y. The principal commodities transported by the CSCD consist of wood products, limestone, paper products, and agricultural products. In 1998, CSCD generated gross revenues of about $2,700,000, and transported about 7,400 carloads. CSCD interchanges with BNSF at Wenatchee, WA, and does not connect with any other


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RailAmerica or any RailTex railroad. BNSF sets the rates for traffic over CSCD and pays CSCD a fixed fee per carload.

     CSCD operates five days per week over the line (Monday through Friday). CSCD has 14 employees and three locomotives assigned to it.

     No operating or employee changes are proposed for the CSCD as a result of the proposed transaction.

     Dakota Rail, Inc.

     Dakota Rail, Inc. ("DAKR"), 25 Adams Street North, Hutchinson, MN 55350 (telephone 320-587-4018) began operating in 1995 and is located entirely in the State of Minnesota. It owns and operates 43.66 miles of rail line between Wayzata, MN, milepost 24.5, and Hutchinson, MN, milepost 68.5. See Exhibit 1-Z. The principal commodities transported by the DAKR are plastics, lumber, scrap steel, and chemicals. In 1998, DAKR generated gross revenues of about $650,000, and transported about 700 carloads. DAKR interchanges with BNSF at Wayzata, MN, and does not connect with any other RailAmerica or any RailTex railroad. BNSF sets the rates for traffic over DAKR and pays DAKR a fixed fee per carload.

     DAKR operates one or two times per week, depending on shipper needs. DAKR has five employees and one locomotive assigned to it.

     No operating or employee changes are proposed for DAKR as a result of the proposed transaction.

     Delaware Valley Railway Company, Inc.

     The Delaware Valley Railway Company, Inc. ("DVRC"), 505 South Broad Street, Kennett Square, PA 19348 (telephone 800-410-7245) began operations in 1994. DVRC


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is no longer operating and is currently involved in litigation concerning the involuntary cessation of its operations. It formerly operated over 9.8 miles of rail line between the Delaware-Pennsylvania state line, milepost 12.7, and Elsmere Junction near Wilmington, DE, milepost 2.9, and is still authorized to operate about 40 miles of rail line in Pennsylvania between the Delaware-Pennsylvania state line, milepost 12.7, and South Modena, PA, milepost 30.3, and between Sylmar, PA, milepost 54.5, and Chadds Ford Junction, milepost
27.0. The principal commodities transported by the DVRC consisted of agricultural products, iron and steel products, chemicals and wood products. In 1998, DVRC transported about 1,800 carloads. DVRC interchanged with CSXT at Elsmere Junction and Wilmington, DE, Norfolk Southern Railway Company ("Norfolk Southern") at Wilmington, DE and Coatsville, PA, Canadian Pacific Limited ("Canadian Pacific") at Park Junction, PA, and Brandywine Valley Railroad Company at South Modena, PA. DVRC does not connect with any other RailAmerica or any RailTex railroad.

     The Huron & Eastern Railway Company, Inc.

     Huron & Eastern Railway Company, Inc. ("HESR"), 101 Enterprise Drive, Vassar, MI 48768 (telephone 800-968-1975) began operations in 1986 and operates only in the State of Michigan. It owns or operates about 171 miles between Saginaw, milepost 0.0, and the end of track, milepost 108.3, which includes trackage rights over CSXT in Saginaw, MI between milepost 0.0 and 2.0. HESR also operates over six branch lines between: (1) end of track, milepost 14.1, and Denmark Junction, milepost 15.0; (2) Munger, milepost 100.6, and Millington, milepost 79.6; (3) Vassar, milepost 86.2, and Colling, milepost 22.1; (4) Bad Axe, milepost 64.5, and Kinde, milepost 9.4; (5) Palms,


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milepost 82.4, and the end of the line via Ruth, milepost 8.69; and (6)
Sandusky, milepost 0.66, and the main line between Deckerville and Carsonville. See Exhibit 1-AA. The principal commodities transported by the HESR consist of agricultural products, scrap steel, sugar products, fertilizer, auto parts, and aggregates. In 1998, HESR generated gross revenues of about $3,400,000, and transported about 9,500 carloads. HESR interchanges with CSXT at Saginaw and CMGN at Harger. HESR connects with SGVY, a RailAmerica subsidiary, at Vassar and Denmark Junction. As explained in greater detail below, there is a possibility of HESR connecting with a RailTex carrier in the future. Rates are determined in conjunction with connecting railroads.

     HESR operates Monday through Friday. HESR has 25 employees and six locomotives assigned to it.

     No operating or employee changes are proposed for HESR as a result of the proposed transaction.

     Minnesota Northern Railroad, Inc.

     Minnesota Northern Railroad, Inc. ("MNRR"), P.O. Box 705, Crookston, MN 56716 (telephone 888-200-0415) has operated since 1996 in northwestern Minnesota. It owns and operates about 241 miles of rail line between: (1) Perley, milepost 21.6, and MN Junction, milepost 65.25; (2) Ada, milepost 47.0, and MN Junction, milepost 80.3; (3) Warroad, milepost 103.3 and St. Hillaire, milepost 11.0; and (4) Tilden Junction, milepost 56.84, and Strata, milepost
59.00. See Exhibit 1-BB. MNRR has trackage rights over BNSF between Crookston, milepost 81.5, and Erskine, milepost 31.0, and over the Soo Line Railroad Company ("Soo") between Erskine, milepost 273.0 and Thief River Falls, milepost
309.5. The principal commodities transported by the MNRR


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


consist of agricultural products, grains, fertilizer, aggregates, and coal. In 1998, MNRR generated gross revenues of about $2,400,000, and transported about 11,100 carloads. MNRR interchanges with BNSF at Crookston, MN, Canadian Pacific at Thief River Falls, MN, and Canadian National Railroad Company ("Canadian National") at Warroad, MN, and does not connect with any other RailAmerica or any RailTex railroad. BNSF sets the rates for traffic over MNRR and pays MNRR a fixed fee per carload.

     MNRR operates five or six days per week, depending on shipper demand. MNRR has 18 employees and five locomotives assigned to it.

     No operating or employee changes are proposed for MNRR as a result of the proposed transaction.

     Otter Tail Valley Railroad Company.

     Otter Tail Valley Railroad Company ("OTVR"), 200 North Mill Street, Fergus Falls, MN 56537 (telephone 800-726-7921) began operating in 1996, and operates only in Minnesota. It owns and operates about 72 miles in western Minnesota between: (1) Fergus Falls, milepost 186.7, and South Moorhead, milepost 239.6;
(2) Hoot Lake Power Plant, milepost 48, and Foxhome, milepost 60.1; and (3) Barnesville Junction, milepost 218.6, and end of the line, about milepost 7.0. See Exhibit 1-CC. The principal commodities transported by the OTVR consist of coal, grain, and fertilizer. In 1998, OTVR generated gross revenues of about $2,100,000, and transported about 6,400 carloads. OTVR interchanges with BNSF at Dilworth Yard in Fargo, MN, and does not connect with any other RailAmerica or any RailTex railroad. BNSF sets the rates for traffic over OTVR and pays OTVR a fixed fee per carload.


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


     OTVR operates Monday through Friday. OTVR has 13 employees and four locomotives assigned to it.

     No operating or employee changes are proposed for OTVR as a result of the proposed transaction.

     Saginaw Valley Railroad Company, Inc.

     Saginaw Valley Railroad Company, Inc. ("SGVY"), 101 Enterprise Drive, Vassar, MI 48768 (telephone 800-968-1975) began operations in 1991 in the State of Michigan. It owns and operates over 65 miles of rail line in Michigan between Denmark Junction, milepost 14.1 and Harger, milepost 4.6, and between Brown City, milepost 55.82, and Steering Gear, milepost 4.5. SGVY has trackage rights over CSXT between Steering Gear, milepost 4.5, and Saginaw, milepost 0.0. See
Exhibit 1-DD. The principal commodities transported by the SGVY consist of agricultural products, sand, chemicals, fertilizer, ballast, and stone products. In 1998, SGVY generated gross revenues of about $550,000, and transported about 1,400 carloads. SGVY interchanges with CSXT and CMGN at Saginaw and with HESR at Denmark Junction. As explained in greater detail below, there is a possibility of SGVY connecting with a RailTex carrier in the future. Rates are determined in conjunction with connecting railroads.

     SGVY operates as required by shipper demand. SGVY has no employees; HESR employees perform the work. There are three locomotives assigned to SGVY.

     No operating or employee changes are proposed for SGVY as a result of the proposed transaction.

     St. Croix Valley Railroad Company.

     St. Croix Valley Railroad Company ("SCXY"), 200 North Mill Street, Fergus Falls, MN 56537 (telephone 800-726-7921) began operations in 1997, and operates only in the State of Minnesota. It owns and operates about 44.4 miles of railroad in eastern Minnesota between: (1) Hinckley, milepost 74.0, and North Branch, milepost 40.7; and (2) Brook Park, milepost 58.0, and Mora, milepost
46.9. SCXY also operates over 16 miles of trackage rights on the BNSF between Hinckley, milepost 74.0, and Brook Park, MN, milepost 40.7, and over BNSF's yard tracks in its Hinckley Yard. See Exhibit 1-EE. The principal commodities transported by the SCXY are grains, chemicals, plastics, wheat, and flour. In 1998, SCXY generated gross revenues of about $640,000, and transported about 3,000 carloads. SCXY interchanges with BNSF at Hinckley, MN, and does not connect with any other RailAmerica or any RailTex railroad. BNSF sets the rates for traffic over SCXY and pays SCXY a fixed fee per carload.

     SCXY operates Monday through Friday. SCXY has two employees and two locomotives assigned to it.

     No operating or employee changes are proposed for SCXY as a result of the proposed transaction.

     South Central Tennessee Railroad Corporation.

     South Central Tennessee Railroad Corporation ("SCTR"), 340 South Central Road, Centerville, TN 37033 (telephone 800-381-7245) began operations in 1994 and still operates only in the state of Tennessee. It owns and operates about 52 miles between Dickson, at milepost 2.9, and Hohenwald, TN, at milepost 52.1. See
Exhibit 1-FF. The principal commodities transported by the SCTR consist of wood chips, paper, chemicals, and processed food products. In 1998, SCTR generated gross revenues of about $1,000,000, and transported about 3,500 carloads. SCTR interchanges with CSXT at Dickson, TN, and does not connect with any other RailAmerica or any RailTex railroad. CSXT sets the rates for traffic over SCTR and pays SCTR a fixed fee per carload.

     SCTR operates Monday through Friday. SCTR has 13 employees and four locomotives assigned to it.

     No operating or employee changes are proposed for SCTR as a result of the proposed transaction.

     Ventura County Railroad Company.

     Ventura County Railroad Company ("VCRR"), 333 Ponoma, Port Hueneme, CA 93041 (telephone 877-855-7245) began operating in 1998 in the State of California. It leases and operates approximately 12.09 miles of rail line from the Ventura County Railway Company between milepost 0.0 [at the interchange with Union Pacific Railroad Company ("Union Pacific")] and milepost 5.7 on the docks of Port Hueneme, and three branches: the 1.05 mile Diamond Branch; the 1.71 mile Edison Branch; and the 3.63 mile Patterson Branch all in the Port of Hueneme, Oxnard, CA. See Exhibit 1-GG. The principal commodities transported by the VCRR are finished automobiles, paper products, chemicals, and plastic products. In 1998, VCRR generated gross revenues of about $240,000, and transported about 850 carloads. VCRR interchanges with Union Pacific at Oxnard, CA, and does not connect with any other RailAmerica or any RailTex railroad. Union Pacific sets the rates for traffic over VCRR and pays VCRR a fixed fee per carload.

     VCRR operates six days per week (excluding Sunday). VCRR has five employees and two locomotives assigned to it.

     No operating changes are proposed for VCRR as a result of the proposed transaction, except for one clerk's position which is proposed to be abolished in 2000.

     West Texas & Lubbock Railroad Company, Inc.

     West Texas & Lubbock Railroad Company, Inc. ("WTLR"), 6010 Brownfield highway, Lubbock, TX 79407 (telephone 800-658-2730), began operations in 1995 in the State of Texas. It owns and operates about 104 miles of track in Texas between: (1) Lubbock, milepost 0.0, and end of line, milepost 63.8; and (2) Lubbock, milepost 0.0, and Whiteface, milepost 39.2. The principal commodities transported by the WTLR consist of cotton, cotton products, sodium sulfate, chemicals, fertilizer, scrap iron, and steel. In 1998, WTLR generated gross revenues of about $1,750,000, and transported about 3,900 carloads. WTLR interchanges with BNSF and Union Pacific at Lubbock, TX, and does not connect with any other RailAmerica or any RailTex railroad. BNSF and Union Pacific set the rates for traffic over WTLR and pay WTLR a fixed fee per carload.

     WTLR operates Monday through Friday. WTLR has 12 employees; all but four are unionized. Four locomotives are assigned to the property.

     No operating or employee changes are proposed for WTLR as a result of the proposed transaction.

     Toledo, Peoria & Western Railway Corporation.

     Toledo, Peoria & Western Railway Corporation ("TP&W"), 1990 East Washington Street, East Peoria, IL 61611 (telephone 309-698-2655) began operating in 1999 as a RailAmerica subsidiary. TP&W operates about 369 miles of railroad in the

States of Indiana, Illinois, and Iowa. TP&W owns and operates 283.2 miles of rail line between Logansport, IN, milepost 0.0, and East Peoria, IL, milepost 108.0, between Crandall, IL, milepost 43.4, and Morton, IL, milepost 48.30, East Peoria, IL, milepost 108.0, and P&PU Junction, milepost 109.4, and between Iowa Junction, IL, milepost 113.9, and Lomax, IL, milepost 403.3. TP&W operates 16 miles between milepost 183 near Monterey, IN and milepost 199, near North Judson, IN pursuant to a Lease Agreement with J.K. Line, Inc., and between milepost 0 near Winemac, IN and milepost 74.5 near Logansport, IN pursuant to a Lease Agreement with A&R Line, Inc. TP&W has trackage rights over: (1) BNSF between Lomax, IL, milepost 206.1, and Ft. Madison, IA, milepost 234.0, and between Peoria, IL, milepost 52.3, and Galesburg, IL, milepost 0.00; (2) Union Pacific between Iowa Junction, IL, milepost 113.9, and Sommer, IL, milepost 119.1; (3) Peoria and Pekin Union Railway Company ("P&PU") between P&PU Junction, IL, milepost 109.4, and Iowa Junction, IL, milepost 113.9; and (4) Norfolk Southern between East Peoria, IL, milepost 410.6, and Crandall, IL, milepost 403.3. See Exhibit 1-II. The principal commodities transported by TP&W consist of grain, intermodal, coal, fertilizer, chemicals and general merchandise. In 1998, TP&W generated gross revenues of about $13,000,000, and transported about 42,000 carloads. TP&W interchanges with: (1) Bloomer Shippers Connecting Railroad at Chatworth, IL; (2) BNSF at Fort Madison, IA, and Bushnell, Canton, Galesburg, and Peoria, IL; (3) CSXT at Reynolds, IN, and Watseka, IL; (4) Illinois & Midland Railroad Inc. at Peoria, IL, via the P&PU;
(5) Illinois Central Railroad Company at Gilman, IL and Peoria, IL via P&PU; (6) Iowa Interstate Railroad Ltd. at Peoria, IL via P&PU; (7) Kankakee, Beaverville and Southern Railroad Company at Sheldon and Webster, IL; (8) Keokuk

Junction Railway at La Harpe, IL: (9) Logansport and Eel River Shortline Company at Logansport, IN via WSRY; (10) Norfolk Southern at Marion, via WSRY and CERA, and Logansport, IN, Farmdale, IL, and Peoria, IL via P&PU; (11) Union Pacific at Bushnell, Chenoa, East Peoria, Lomax, and Peoria, IL; (12) WSRY at Logansport, IN; and (13) CERA, a RailTex subsidiary, at Kokomo, IN, via haulage agreements. TP&W sets rates in conjunction with its connecting railroads.

     TP&W operates daily. TP&W has 83 employees (all non-management personnel are unionized) and 22 locomotives assigned to it.

     No operating or employee changes are proposed for TP&W as a result of the proposed transaction.

B. The RailTex Railroads

     RailTex was formed in 1977 as a full-service leasing and management company of open-top hopper cars. In 1984, RailTex entered the short-line railroad business by forming the San Diego & Imperial Valley Railroad. By the end of 1988, RailTex controlled six Class III railroads. In mid-1989, RailTex sold its railcar leasing assets. Since that time, RailTex-owned companies have been engaged primarily in the operation of short line railroads.

     Today, RailTex is the leading owner of short-line freight railroads in the United States. Its holdings include 17 Class III railroads in the United States, concentrated mainly in the Southeastern, Midwestern, Great Lakes and New England regions. RailTex also owns three short line railroads in Canada.(1) RailTex also has investments in two


----------

(1) In Canada, RailTex controls: (1) the Cape Breton & Central Nova Scotia which owns and operates a 245-mile rail line between Truro and Sydney, Nova Scotia;
(2) the

Brazilian railroads.(2) In 1998, RailTex's railroad subsidiaries in the United States and Canada transported almost 550,000 carloads of freight for more than 1,100 customers. A list of the RailTex customers served by the domestic rail carriers is set forth in Confidential Volume 2A, Exhibit 4. In the United States, RailTex and its railroad subsidiaries have a total of 831 employees.

     Of the total 1998 revenues generated by the RailTex railroad subsidiaries,
76.5 percent was derived from interline traffic, 13.6 percent from bridge traffic and 9.9 percent from local traffic. The rates for interline traffic are generally established and collected by the connecting Class I carriers. The railroad subsidiaries are paid a fee pursuant to agreements entered into by each of the RailTex subsidiaries and their respective connecting carriers.

     RailTex's business address and telephone number are 4040 Broadway, Suite 200, San Antonio, TX 78209 (210) 841-7600.

     The following is a description of the individual RailTex railroad subsidiaries in the United States, all of which appear in Exhibit 1-A.

     Austin & Northwestern Railroad Company, Inc.

     The Austin & Northwestern Railroad Company, Inc. ("AUNW"), owns a 107-mile rail line in the States of Texas and New Mexico located between milepost 1.0, at Monahans, TX, and milepost 107.5, at Lovington, NM. Operations over the line are


----------

Goderich-Exeter Railway which owns and operates a 70-mile rail line between Goderich and Centralia and between Goderich and Stratford, Ontario and leases and operates a 99-mile rail line between Silver and London, Ontario; and (3) the Ontario L'Orignal which owns and operates a 26-mile rail line in eastern Ontario.

performed in the name of AUNW's division: the Texas New Mexico Railroad ("TNMR"). See Exhibit 1-D. The principal commodities handled by TNMR consist of hazardous waste, liquefied petroleum gas, chemicals, scrap metal and nonmetallic minerals. In 1998, TNMR generated gross revenues of about $1,100,000, and transported about 2,700 carloads. TNMR connects and interchanges traffic with the Union Pacific at Monahans. TNMR does not connect with any RailAmerica railroad.

     TNMR operates five days a week and has four employees and four locomotives assigned to it.

     TNMR's business address and telephone are 1111 S. Leech Street, Hobbs, NM 88240 (505) 393-0258.

     No operating or employee changes are proposed for TNMR as a result of the proposed transaction.

     Central Oregon & Pacific Railroad, Inc.

     The Central Oregon & Pacific Railroad, Inc. ("CORP") operates over approximately 449 miles of rail line in the States of Oregon and California. CORP owns and operates approximately 219.01 miles of rail line located between:
(1) milepost 425.3, at Belleview, OR, and milepost 644.3, at Springfield Junction, OR; and (2) milepost 652.11, at Danebo, OR, and milepost 763.13, at Cordes, OR. CORP also leases and operates another 104.7 miles of rail line located between: (1) milepost 763.13, at Cordes, OR, and milepost 786.5, at Coquille, OR; and (2) milepost 425.3, at Belleview, OR, and milepost 344.0, at Black Butte, CA. CORP has trackage rights over an additional eight


----------

(2) RailTex, through its wholly-owned subsidiary, RailTex International Holdings, Inc., currently owns equity interests in the Ferrovia Centro Atlantica, S.A. and, indirectly miles of Union Pacific line between Danebo and Springfield Junction, OR. See
Exhibit 1-E.

     The principal commodities handled by CORP consist of lumber, wood products, pulp, paper products, farm products, food, chemicals, petroleum or coal products, clay concrete, glass or stone, metal products, and scrap paper. In 1998, CORP generated gross revenues of $21,390,235,(3) and transported about 43,900 carloads. CORP connects and interchanges traffic with Union Pacific at Eugene Yard, OR and Black Butte, CA. CORP does not connect with any RailAmerica railroad.

     CORP operates seven days a week. It has a total of 131 employees and a fleet of 28 locomotives.

     CORP's business address and telephone number are Post Office Box 1083, Roseburg, OR 97470 (541) 957-5966.

     No operating or employee changes are proposed for CORP as a result of the proposed transaction.

     Central Railroad of Indiana.

     The Central Railroad Company of Indiana ("CIND")(4) owns and operates approximately 81 miles of rail line located between milepost 0.0, (Wood Street) at Cincinnati, OH, and milepost 81.0, at Mack, near Shelbyville, IN. CIND also has


----------

through a Brazilian holding company, Ferrovia Sul Atlantico, S.A.

(3) CORP's gross revenues for 1996 and 1997 were $17,568,590 and $20,225,691, respectively. Consequently, CORP remains a Class III railroad. See 49 C.F.R.
Part 1201, Section 101 Classification of carriers.

(4) CIND is a wholly owned subsidiary of RailTex Acquisition Corp. ("RailTex Acquisition"), which, in turn, is a wholly owned subsidiary of RailTex. Accordingly, RailTex indirectly controls CIND.

overhead trackage rights over the 76.2 miles of CSXT rail line located between milepost 81.0, at Shelbyville, and milepost 35.3, at Frankfort, IN. See Exhibit 1-F.

     The principal commodities handled by CIND consist of farm products, nonmetallic minerals, food products, chemicals, clay, concrete, glass or stone, and scrap metals. In 1998, CIND generated gross revenues of about $940,000, and transported about 2,100 carloads. CIND connects and interchanges traffic with CSXT and Norfolk Southern at Cincinnati; the CERA, a RailTex subsidiary, at Frankfort, IN; the Indiana & Ohio Railway Company, a RailTex subsidiary, at Valley Junction, OH and Cincinnati; and CSXT at Indianapolis, IN. CIND does not connect with any RailAmerica railroad.

     CIND operates seven days a week between Cincinnati and Lawrenceberg and provides contract switching five days a week in Addyston, OH. CIND has seven employees and three locomotives assigned to it.

     CIND's business address and telephone number are 497 Circle Freeway Drive, Suite 230, Cincinnati, OH 45246 (513) 353-3614.

     No operating or employee changes are proposed for CIND as a result of the proposed transaction.

     Central Railroad Company of Indianapolis.

     The Central Railroad Company of Indianapolis ("CERA")(5) operates over approximately 45.6 miles of rail line in north central Indiana under lease and operating rights arrangements. CERA leases from Norfolk Southern a 30.3-mile rail line between milepost 153.4, at Marion, IN, and milepost 52.6, at Kokomo, IN. CERA also is the


----------

(5) CERA is also a wholly owned subsidiary of RailTex Acquisition and, therefore, is also indirectly controlled by RailTex.

operator of a 15.3-mile line owned by Kokomo Grain (Amboy Line) between milepost 132.0, at Marion, and milepost 147.3, at Amboy, IN. In addition, CERA operates as agent for and in the name of, WSRY over a rail line owned by WSRY. The WSRY rail line is located between: (1) milepost 97.9, at Grand Jct., near Kokomo, and milepost 74.5, at Logansport, IN; and (2) milepost 71.5, at Van Junction, IN, and milepost 51.0, at Bringhurst, IN. Norfolk Southern provides haulage for CERA between Frankfort and Kokomo on certain limited traffic. CERA provides haulage for Norfolk Southern between Kokomo and the Norfolk Southern Goodman Yard in Marion, IN. CERA and WSRY provide haulage for Consolidated Rail Corporation ("Conrail") and TP&W between Marion and Logansport. CERA provides the haulage between Marion and Kokomo and WSRY provides the haulage between Kokomo and Logansport. See Exhibit 1-G.

     The principal commodities transported by CERA consist of farm products, chemicals, nonmetallic minerals, pulp, paper, or allied products, clay, concrete, glass or stone, food products, coal, transportation equipment, and scrap metals. In 1998, CERA generated gross revenues of about $1,200,000, and transported about 6,200 carloads. CERA connects and interchanges traffic with Norfolk Southern at Kokomo and Marion, with CIND at Frankfort for limited traffic via a haulage arrangement with Norfolk Southern, and with WSRY at Kokomo. WSRY, which is operated by CERA as agent for WSRY, connects with TP&W in Logansport. WSRY and TP&W each own 50 percent of a common switching yard in Logansport where interchange takes place.

     CERA operates five days a week over the CERA lines, and, as agent, over the WSRY lines. CERA has seven employees and utilizes three locomotives, one of which is owned by WSRY.

     CERA's business address and telephone number are 497 Circle Freeway Drive, Suite 230, Cincinnati, OH 45246 (765) 454-7903.

     No operating or employee changes are proposed for CERA as a result of the proposed transaction.

     Connecticut Southern Railroad, Inc.

     The Connecticut Southern Railroad, Inc. ("CSO") owns and operates approximately 23 miles of rail line in the State of Connecticut located between:
(1) milepost 0.0, at East Hartford, and milepost 6.7, at East Windsor; (2) milepost 0.0, at Windsor Locks, and milepost 4.2, at Suffield; (3) milepost 0.0, at Hartford, and milepost 9.6, at Manchester; and (4) milepost 0.0, at Hartford, and milepost 2.6, at Wethersfield. CSO also has a rail freight easement over 55 miles of Amtrak line in the States of Connecticut and Massachusetts located between Amtrak milepost 7.0, near North Haven, CT, and Amtrak milepost 62.0, at Springfield, MA. See Exhibit 1-H.

     The principal commodities transported by CSO consist of lumber, wood products, pulp and paper products, metal products, farm products, nonmetallic minerals, food, chemicals, scrap metal and scrap paper. In 1998, CSO generated gross revenues of about $4,700,000, and transported about 15,900 carloads. CSO connects and interchanges traffic with CSXT at West Springfield, MA and New Haven, CT; New England Central Railroad, Inc., a RailTex subsidiary, at Springfield, MA (via trackage rights); and the

Central New England Railroad Co., Inc., at East Windsor Hill, and Hartford, CT. CSO does not connect with any RailAmerica railroad.

     CSO operates seven days a week. It has 13 employees and a fleet of five locomotives.

     CSO's business address and telephone number are 191 Park Avenue, East Hartford, CT 06108 (860) 291-1703.

     Two signal maintainer positions on CSO will be abolished. See Exhibit 3.

     Dallas, Garland & Northeastern Railroad, Inc.

     The Dallas, Garland & Northeastern Railroad, Inc. ("DGNO") operates over a combination of owned and leased rail lines approximately 187 miles in length, including industrial leads, in the State of Texas. DGNO owns the rail line between milepost 688.1, at Trenton, and milepost 713.6, at Greenville. DGNO leases from Union Pacific the rail lines located between: (1) milepost 713.6, at Greenville, and milepost 748.25, at Garland; (2) milepost 324.84, at Sherman, and milepost 285.1, at Plano; (3) milepost 741.3, at Carrollton, and milepost 729.5, at Lake Dallas; and (4) milepost 285.1, near Spring Creek Parkway, and milepost 324.84, at South Sherman Junction. DGNO leases from the Dallas Area Rapid Transit ("DART") the rail lines located between: (1) milepost 748.25 and milepost 755.2, at Garland; (2) milepost 741.3, at Carrollton, and milepost 758.04, at Dallas; (3) milepost 603.5, at Carrollton, and milepost 580.19, at Murphy; and (4) milepost 281.6 and milepost 285.1, at Plano. DGNO also has trackage rights over: (1) the BNSF rail line between milepost 646.39, at Sherman, and milepost 711.0, at Irving; (2) the Kansas City Southern Railway Company ("KCS") rail line between milepost 220.0, at Dallas, and milepost 210.4, at Garland; (3) the DART rail lines located between

(a) milepost 758.04, at Dallas, and milepost 741.3, at Carrollton; (b) milepost 603.5, at Carrollton, and milepost 580.19, at Wylie; and (c) milepost 281.1, at Plano, and milepost 285.1, at Spring Creek Parkway; and (4) the RAILTRAN rail line between milepost 634.7, at Irving, and milepost 643.8, at North Junction. See Exhibit 1-I.

     The principal commodities transported by DGNO consist of limestone, food, farm products, plastics, corn syrup, lumber and auto parts. In 1998, DGNO generated gross revenues of about $5,000,000, and transported about 23,000 carloads. DGNO interchanges with Union Pacific at Dallas and Denison, with KCS at Greenville, and with Texas Northeastern Railroad, a RailTex railroad, at Trenton and Sherman. DGNO does not connect with any RailAmerica railroad.

     DGNO operates seven days a week, has 57 employees and uses a fleet of 20 locomotives.

     DGNO's business address and telephone number are 425 N. 5th Street, Garland, TX 75040 (972) 487-8180.

     No operating or employee changes are proposed for DGNO as a result of the proposed transaction.

     Georgia Southwestern Railroad, Inc.

     The Georgia Southwestern Railroad, Inc. ("GSWR") owns and leases over 357 miles of rail line in the States of Georgia and Alabama. The rail lines are operated by GSWR and its division: the Georgia and Alabama Railroad ("GAAB"). The rail lines owned and operated by GSWR are located between: (1) milepost 716.0, at Preston, GA, and milepost 645.0, at Rochelle, GA; (2) milepost 160.0, at Cuthbert, GA, and milepost 90.1, at Bainbridge, GA; (3) milepost 291.0, at Columbus, GA, and milepost 22.7, at

Cusseta, GA; and (4) mileposts 63.8 and 68.0 in Dawson, GA. The rail line leased from Norfolk Southern by GSWR is located between milepost 12.0, at Ochillee GA, and milepost 61.5, at Americus, GA. GAAB leases and operates the rail line located between milepost 274.5, at Smithville, GA, and milepost 349.0 end of track, at White Oak, AL. GSWR also has trackage rights over the Norfolk Southern rail line between: (1) milepost S291.0, at Columbus, GA, and milepost 12.0, at Ochillee; and (2) milepost H260.5, at Americus, and milepost J297.0, at Albany, GA. GSWR has a haulage arrangement over the CSXT rail line between milepost AN729.0, at Bainbridge, and milepost AN751.9, at Saffold, GA. In addition, the GSWR has a Lease Agreement with the Georgia Department of Transportation ("GDOT") to lease 67.15 miles of rail line between milepost 577.85, at Vidalia, GA, and milepost 645.00, at Rochelle, GA. See Exhibit 1-J.

     The principal commodities handled by GSWR consist of cement, fertilizer, forest products, crushed stone, chemicals, grain, food products, lumber, auto parts, paper and scrap metal. In 1998, GSWR generated gross revenues of about $4,400,000, and transported 13,600 carloads.

     The principal commodities handled by GAAB consist of peanuts, peanut products, plywood and grain. In 1998, GAAB generated gross revenues of about $1,000,000, and transported 2,800 carloads.

     GSWR interchanges traffic with Norfolk Southern at Columbus, Americus, Albany, Helena, and Arlington and with CSXT at Bainbridge and Cordele. In conjunction with the GDOT line between Vidalia and Rochelle, the GSWR will, in the near future, interchange with the Georgia Central at Vidalia. GAAB interchanges traffic with Norfolk Southern at Smithville. GSWR and GAAB do not connect with any RailAmerica railroad.

     GSWR and GAAB operate seven days a week, have 69 employees and utilize a fleet of 23 locomotives.

     GSWR's and GAAB's business address and telephone number are 908 Elm Avenue, Americus, GA 31709 (912) 924-0812.

     No operating or employee changes are proposed for GSWR or GAAB as a result of the proposed transaction.

     Indiana & Ohio Central Railroad, Inc.

     The Indiana & Ohio Central Railroad, Inc. ("IOCR")(6) operates over approximately 154.6 miles of rail lines in the State of Ohio. IOCR owns the track and roadbed and CSXT owns the underlying real estate of the line between milepost 52.6, at Logan and milepost 9.1, at Valley Crossing. IOCR has trackage rights over the CSXT line between Valley Crossing and Columbus where IOCR interchanges with CSXT directly and Norfolk Southern indirectly via the CSXT. IOCR also leases from the City of Greenfield and operates the rail line located between milepost 45.0, at Midland City, and milepost 74.5, at Thrifton. Traffic moving to and from the Midland branch is interchanged with CSXT at Midland City. In addition, IOCR leases three branch lines owned by West Central Ohio Port Authority located between: (1) milepost 132.6, at CP 188, near Springfield, and milepost 98.3, at Bellefontaine; (2) milepost 130.4, at CP182, near Springfield, and milepost 17.0, at Mechanicsburg; and (3) milepost 200.5, at


----------

(6) IOCR is a wholly owned subsidiary of Indiana & Ohio Rail Corp. ("I&O"), which, in turn, is a wholly owned subsidiary of RailTex.

Springfield, and milepost 229.8, at Fayne, near Washington Court House. IOCR interchanges traffic moving to and from the Springfield cluster with CSXT at Fayne, with Norfolk Southern and the Indiana & Ohio Railway Company, a RailTex railroad, at Springfield. The branch lines operated by IOCR do not connect with any RailAmerica railroad. See Exhibit 1-K.

     The principal commodities transported by IOCR consist of farm products, chemicals, nonmetallic minerals, lumber, clay, glass or stone, food products, railway wheels, scrap metal and plastics. In 1998, IOCR generated gross revenues of about $3,200,000, and transported about 12,000 carloads.

     IOCR operates seven days a week on the Logan line, five days a week on the Greenfield line, and six days a week on the Springfield cluster. IOCR has 13 employees and uses a fleet of four to five locomotives.

     IOCR's business address and telephone number are 497 Circle Freeway Drive, Suite 230, Cincinnati, OH 45246 (513) 860-1000.

     No operating or employee changes are proposed for the IOCR as a result of the proposed transaction.

     Indiana & Ohio Railway Company.

     The Indiana & Ohio Railway Company ("IORY")(7) operates over approximately
471.1 miles of rail line in the States of Michigan, Ohio and Indiana. The operations between Flat Rock, MI and Cincinnati, OH, a distance of approximately 245 miles, are conducted over a combination of owned track and trackage rights. IORY has trackage


----------

(7) IORY is a wholly owned subsidiary of I&O and, therefore, is also indirectly controlled by RailTex.

rights over the Norfolk Southern line between milepost 255.0, at Cincinnati, and milepost 188.2, at Springfield; IORY owns the line between milepost 202.7, at Springfield, and milepost 128.3, at DTI Jct., near Lima; IORY has trackage rights over the CSXT line between milepost 134.5, at Lima, and milepost 155.0, at XN Station near Leipsic; IORY owns the line between milepost 107.29, at XN Station near Leipsic, and milepost 39.7, at Diann, MI; and IORY has trackage rights over the Grand Trunk Western Railroad Incorporated ("GTW") line between milepost 39.7, at Diann, and milepost 17.2, at Flat Rock. With respect to the Cincinnati-Flat Rock line, IORY provides haulage operations for GTW (Canadian National) and interchanges with GTW (Canadian National) at Flat Rock, the Ann Arbor Railroad at Diann, Adrian & Blissfield at Riga, MI, CSXT at Hamler, OH, CSXT and Norfolk Southern at Lima, IOCR at Springfield, and CSXT and Norfolk Southern at Cincinnati. IORY also operates over the following four branch lines:
(1) the Brookville Branch, owned by IORY, which is located between milepost 43.5, at Brookville, IN, and milepost 17.7, at Valley Junction, OH, a distance of 25.8 miles; (2) the Oasis Branch which is located between milepost 0.0, at Boathouse near Cincinnati, and milepost 16.4, at Mill, OH, a distance of 16.4 miles [the rail and track materials are owned by IORY and the underlying real estate is owned by the Southwest Ohio Regional Transit Authority ("SORTA")]; (3) the Blue Ash Branch which is located between milepost 49.6 (Lester Road), in Cincinnati, and milepost 39.8 end of track near Brecon, OH, a distance of 10.8 miles [SORTA owns the physical assets of the line and IORY has the exclusive rail freight easement over the line]; and (4) the Mason Branch which is located between milepost 0.0, at Monroe, OH, and milepost 6.7, at Hageman Junction, OH, and between milepost 10.0, at Mason, OH, and milepost 2.3, at Lebanon, OH, a distance of 15.9 miles [the portion of the Branch between Monroe and Mason is owned by IORY and the portion between Hageman Junction and Lebanon is owned by the City of Lebanon]. Traffic moving to and from the Brookville Branch is interchanged with CIND at Valley Junction; traffic moving on the Oasis Branch is interchanged with CSXT, Norfolk Southern and CIND in Cincinnati; traffic moving to and from the Blue Ash Branch is interchanged with CSXT, Norfolk Southern and CIND in Cincinnati; and traffic moving to and from the Mason Branch is interchanged with Norfolk Southern at Monroe and with CSXT via the Norfolk Southern in Monroe. See Exhibit 1-K.

     The principal commodities handled by IORY are automotive, chemicals, farm products, nonmetallic minerals, pulp, paper, lumber, food products, plastics, transportation equipment, empty shipping containers and scrap metals. In 1998, IORY generated gross revenues of about $19,500,000, and transported about 93,000 carloads. IORY does not connect with any RailAmerica railroad.

     IORY operates three days a week on the Brookville line, six days a week on the Oasis line, six days a week on the Blue Ash line, five days a week on the Mason line, and seven days a week on the Cincinnati-Flat Rock line. IORY has 100 employees and uses a fleet of 24 locomotives.

     IORY's business address and telephone number are 497 Circle Freeway Drive, Suite 230, Cincinnati, OH 45246 (513) 860-1000.

     No operating or employee positions on IORY are proposed to be abolished or transferred as a result of the proposed transaction.

     Indiana Southern Railroad, Inc.

     The Indiana Southern Railroad, Inc. ("ISRR") owns and operates a 176-mile rail line in the State of Indiana located between milepost 6.0, south of Indianapolis, and milepost 163.9, at Evansville, IN. ISRR has trackage rights over a Canadian Pacific line between milepost 224.1, at Elnora, and milepost 218.3, at Bee Hunter. See Exhibit 1-L. The principal commodities transported by ISRR consist of coal, chemicals and farm products. In 1998, ISRR generated gross revenues of about $11,700,000, and transported about 71,000 carloads. ISRR interchanges with CSXT at Indianapolis and Evansville, with Norfolk Southern and the Algers, Winslow & Western Railway at Oakland, with the Indiana Rail Road Company at Switz City, and with Canadian Pacific at Bee Hunter. In STB Finance Docket No. 33388, CSX Corporation and CSX Transportation Inc. Norfolk Southern Corporation and Norfolk Southern Railway Company--Control and Operating Leases/Agreements--Conrail Inc. and Consolidated Rail Corporation ("Conrail Breakup"), Norfolk Southern was granted the right to interchange coal traffic with ISRR at Indianapolis for movements to Indianapolis Power & Light's Stout Plant. ISRR does not directly connect with any RailAmerica railroad.

     ISRR operates six days a week, has 35 employees and uses a fleet of 14 locomotives.

     ISRR's business address and telephone number are Post Office Box 158, Petersburg IN 47567 (812) 354-8080.

     No operating or employee changes are proposed for ISRR as a result of the proposed transaction.

     Mid-Michigan Railroad, Inc.

     The Mid-Michigan Railroad, Inc. ("MMRR") owns approximately 110 miles of rail line in the State of Michigan and leases approximately 107 miles of rail line in the State of Texas. The rail lines are operated by MMRR and its three divisions: the Grand Rapids Eastern Railroad ("GRE"), the Michigan Shore Railroad ("MS"), and the Texas Northeastern Railroad ("TNER").(8)

     MMRR operates two separate rail lines in Michigan. One segment is approximately 30 miles in length and is located between milepost 110.5, at Elmdale, and milepost 78.5, at Greenville.(9) The other segment is approximately 35 miles in length and is located between milepost 10.1, at Paines, and milepost 45.2, at Elwell (the portion of the line between milepost 39.9, at Alma, MI, and milepost 45.2, at Elwell, MI, is leased from CSXT). MMRR was also authorized to acquire the 2.299-mile CSXT line located between milepost CBE-7.80 and milepost CBE-10.09, in Paines.(10) See Exhibit 1-O. The principal commodities transported by MMRR consist of fertilizer, asphalt, plastic, lumber, refrigerators, grain, liquefied petroleum gas, aviation gas, scrap metal, auto parts


----------

(8) In STB Finance Docket No. 33809, RailTex, Inc., North Carolina & Virginia Railroad Company, Inc., Chesapeake and Albermarle Railroad Company, Inc., Dallas, Garland & Northeastern Railroad, Inc., Mid-Michigan Railroad, Inc., and Indiana Southern Railroad, Inc.--Corporate Family Transaction Exemption (not printed), served October 29, 1999, RailTex was authorized, among other things, to merge the assets of DGNO and TNER into a new corporation. That transaction has not as yet been consummated.

(9) The 5-mile portion of the line between milepost 105.5, near Lowell, and milepost 110.5, at Elmdale, was approved for abandonment in STB Docket No. AB-364 (Sub-No. 4X), Mid-Michigan Railroad, Inc.--Abandonment Exemption--In Kent and Ionia Counties, MI (not printed), served May 26, 1999. The abandonment has not yet been consummated.

(10) See STB Docket No. AB-55 (Sub-No. 571X), CSX Transportation,
Inc.--Abandonment Exemption--In Saginaw County, MI - In The Matter of an Offer of Financial Assistance (not printed), served July 21, 1999.

and farm and food products. In 1998, MMRR generated gross revenues of about $2,400,000, and transported about 5,500 carloads.

     GRE owns and leases a 45-mile rail line located between milepost 160.2, at Grand Rapids, MI, and milepost 122.0, at Ionia, MI (the track is owned by the Coopersville and Marne Railroad between milepost 160.2, at Grand Rapids, MI, and milepost 166.56, at Marne, MI and is leased by the GRE). See Exhibit 1-M. The principal commodities transported by GRE consist of chemicals, paper, farm products and auto parts. In 1998, GRE generated gross revenues of about $1,500,000, and transported about 3,500 carloads.

     MS operates approximately seven miles of rail line between: (1) milepost 1.17, at Norton Shores, MI, and milepost 0.0, at Glenside Blvd., Roosevelt Park, MI; (2) milepost 196.35, at Roosevelt Park, MI, and milepost 191.14, at Muskegon, MI; and (3) milepost 0.5 and milepost 1.42, at Muskegon Heights, MI. See Exhibit 1-N. The principal commodities transported by MS consist of sand and chemicals. In 1998, MS generated gross revenues of about $960,000, and transported about 3,100 carloads.

     TNER operates approximately 107 miles of leased rail lines in the State of Texas located between: (1) milepost 0.57, at Texarkana, and milepost 22.0, at New Boston; (2) milepost 154.7, at Sherman, and milepost 91.0, at Paris; and (3) milepost 674.3, at Bells, and milepost 688.1, at Trenton. TNER also has trackage rights over the BNSF rail line between milepost 646.39, at Sherman, and milepost 636.63, at Denison. See Exhibit 1-I. The principal commodities handled by TNER consist of food, paper products, edible oils, railroad cars and grain. In 1998, TNER generated gross revenues of about $2,800,000, and transported about 11,700 carloads.

     MMRR connects and interchanges traffic with CSXT at Elmdale and Paines, with the Tuscola and Saginaw Bay ("TSBY") at Alma, MI, and with the GRE at Lowell, MI. GRE connects and interchanges traffic with MMRR at Lowell, and with CSXT and Norfolk Southern at Grand Rapids. MS connects and interchanges traffic with CSXT at Muskegon, MI. TNER connects and interchanges traffic with BNSF at Sherman, with Union Pacific at Denison and Texarkana, and with DGNO at Trenton. GRE, MS and TNER do not connect with any RailAmerica railroad. As discussed below, there is the potential of MMRR connecting with SGVY and the HESR at Saginaw.

     MMRR, GRE and MS operate five days a week, have 19 employees and use four locomotives. TNER operates seven days a week, has 12 employees and uses seven locomotives.

     MMRR's and MS' business address and telephone number are 432 E. Grove Street, Greenville, MI 48838 (616) 754-0001. GRE's business address and telephone number are 432 E. Grove Street, Greenville, MI 48838 (616) 754-0990. TNER's business address and telephone number are 425 N. 5th Street, Garland, TX 75040 (972) 487-8180.

     The positions of one signal maintainer and one clerk will be abolished on the MMRR. See Exhibit 3.

     Missouri & Northern Arkansas Railroad Company, Inc.

     The Missouri & Northern Arkansas Railroad Company, Inc. ("MNA") operates approximately 530 miles of owned, leased and trackage rights lines in the States of Missouri, Kansas and Arkansas between Kansas City, MO and Newport, AR. The MNA has trackage rights over Union Pacific rail lines located between: (1) Neff Yard at Kansas

City, and milepost 643.3, at Pleasant Hill, MO; and (2) milepost 258.7, at Diaz Jct., and milepost 261.0, at Newport, Arkansas. MNA leases the rail lines between: (1) milepost 643.3, at Pleasant Hill, and milepost 527.9, at Carthage;
(2) milepost 316.9, at Nevada, and milepost 265.2, end of track at Clinton, MO;
(3) milepost 317.2, at Carthage Sub Jct., and milepost 337.4, at Ft. Scott, KS;
(4) milepost 528.2, at Carthage, MO, and milepost 545.7, at Joplin, MO; (5) milepost 527.9, at Carthage, MO, and milepost 415.7, at Bergman, AR; (6) milepost 381.5, at Cotter and milepost 258.7, at Diaz Jct., AR; and (7) milepost 506.5, at Springfield, MO, and milepost 511.4, at Wallis, MO. MNA owns the rail lines located between: (1) milepost 415.7, at Bergman, AR, and milepost 312.2, at Guion, AR; (2) milepost 334.39, at Iron Gate Street in Joplin, MO, and milepost 330.2, end of track near Tamko, including the Tamko Lead, the West Joplin Industrial Trackage, all tracks formerly owned by BNSF in the KCS rail yard in Joplin and BNSF's Joplin Yard; and (3) milepost 309.9 and milepost 315.3 in Carthage, MO. The BNSF provides haulage service for the MNA between Aurora and Springfield, MO. See Exhibit 1-P.

     The principal commodities handled by MNA consist of coal, farm products, lumber, paper, fertilizer, food products, grain products, roofing materials, frozen food, minerals, chemicals, forest products and steel. The Branson Scenic Railroad, Inc., and the White River Scenic Railroad operate passenger excursion trains over sections of the MNA. In 1998, MNA generated gross revenues of about $19,000,000, and transported 87,000 carloads. MNA connects and interchanges traffic with Union Pacific at Kansas City, MO and Newport, AR and with the BNSF at Lamar, Joplin, Aurora and Springfield. MNA does not connect with any RailAmerica railroad.

     MNA operates seven days a week, has 131 employees and uses 23 locomotives.

     MNA's business address and telephone number are Post Office Box 776, Carthage, MO 64836 (417) 358-8800.

     Five dispatcher positions on MNA will be abolished and the function transferred. See Exhibit 3.

     New England Central Railroad, Inc.

     New England Central Railroad, Inc. ("NECR") owns and has freight easements over approximately 343 miles of rail line in the States of Vermont, New Hampshire, Massachusetts and Connecticut. The line is located between: (1) milepost 15.6, at East Alburgh, VT, and milepost 0.0, at St. Albans (Swanton
Sub); (2) milepost 132.1, at St. Albans, and milepost 0.0, at CP 170 (Roxbury
Sub); and (3) milepost 170.0, at CP 170, and milepost 0.24, at New London, CT (Palmer Sub). See Exhibit 1-Q.

     The principal commodities transported by NECR consist of paper, plastic, lumber, copper, wood products, corrugated paper, coal and fly ash. Amtrak provides passenger service over the NECR line between St. Albans, VT and Palmer, MA. In 1998, NECR generated gross revenues of about $19,000,000, and transported about 33,000 carloads. NECR connects and interchanges traffic with Canadian National at East Alburgh; with Vermont Railway, Inc., at Burlington, VT; with Washington County Railroad at Montpelier Junction, VT; with the Springfield Terminal Railway Company at White River Junction and Brattleboro, VT; with Green Mountain Railroad Corp., at Bellows Falls, VT; with Claremont Concord Railroad Corp., at Claremont Junction, NH; with CSXT and Massachusetts Central Railroad Corp., at Palmer, MA; and with the Providence and Worcester Railroad Company at New London, CT. Also, in Conrail Breakup, NECR was granted trackage rights over the former Conrail and now CSXT rail line between Palmer and West Springfield, MA in order to interchange traffic with the CSO. NECR does not connect with any RailAmerica railroad.

     NECR operates seven days a week, has 92 employees and uses a fleet of 19 locomotives.

     NECR's business address and telephone number are 2 Federal Street, Suite 201, St. Albans, VT 05478, (802) 527-3411.

     No operating or employee changes are proposed for NECR as a result of the proposed transaction.

     North Carolina & Virginia Railroad Company, Inc.

     The North Carolina & Virginia Railroad Company, Inc. ("NCVA") owns approximately 53 miles of rail line and leases approximately 157 miles of rail lines in the States of Virginia and North Carolina that are operated by NCVA and its two divisions: the Chesapeake and Albemarle Railroad ("C&A") and the Virginia Southern Railroad ("VSRR").

     NCVA operates the 53-mile owned line located between: (1) milepost 54.3, at Boykins, VA, and milepost 84.1, at Kelford, NC (Severn Sub); and (2) milepost 162.6, at Kelford, NC, and milepost 185.5 end of track, near Tunis, NC (Ahoskie
Sub). See Exhibit 1-S. The principal commodities transported by NCVA consist of grain, chemicals, woodchips, lumber, particleboard, peanuts and peanut hulls. In 1998, NCVA generated gross revenues of about $990,000, and transported about 2,800 carloads.

     C&A operates approximately 82 miles of leased rail line located between:
(1) milepost 8.0, near Chesapeake, VA, and milepost 74.0, at Edenton, NC; and
(2) milepost 0.0, at Elizabeth City, NC, and milepost 8.0 end of line, near Weeksville, NC (Weeksville

Branch). See Exhibit 1-R. The principal commodities handled by C&A consist of limestone, lumber, grain and scrap metals. In 1998, C&A generated gross revenues of about $1,100,000, and transported about 8,500 carloads.

     VSRR operates approximately 75 miles of leased rail line located between:
(1) milepost 84.5, at Burkeville, VA, and milepost 67.0, at Keysville, VA; and
(2) milepost 0.0, at Keysville, VA, and milepost 54.9, at Oxford, NC. See
Exhibit 1-T. The principal commodities transported by VSRR consist of coal, fructose, pulpwood and woodchips. In 1998, VSRR generated gross revenues of about $990,000, and transported about 5,200 carloads.

     NCVA connects and interchanges traffic with CSXT at Boykins, C&A connects and interchanges traffic with Norfolk Southern at Chesapeake and Portlock Yard in Norfolk, VA, and VSRR connects and interchanges traffic with Norfolk Southern at Burkeville and Oxford. NCVA, C&A and VSRR do not connect with any RailAmerica railroad.

     NCVA, C&A and VSRR operate six days a week, have a total of 16 employees and use eight locomotives.

     NCVA's business address and telephone number are 214 N. Railroad Street, Ahoskie, NC 27910 (252) 332-2778. C&A's business address and telephone number are 1500 Lexington Drive, Elizabeth City, NC 27909 (252) 338-3777. VSRR's business address and telephone number are Keysville Depot, Keysville, VA 23947
(804) 736-9968.

     No operating or employee changes are proposed for NCVA, C&A and VSRR as a result of the proposed transaction.

     Pittsburgh Industrial Railroad, Inc.

     The Pittsburgh Industrial Railroad, Inc. ("PIRR") owns and operates a 42-mile rail line located in the State of Pennsylvania between: (1) milepost 0.0, at Char and milepost 2.5, at Glen; (2) milepost 0.5, at Glenn and milepost 20.4, at Arden; (3) milepost 2.5, at Esplen, and milepost 8.0, at Wagner; (4) milepost 8.0, at Wagner, and milepost 11.0, at Collier; (5) milepost 0.0, at Collier, and milepost 0.8, at Heidelburg; (6) milepost 0.0, at McKees Rocks, and milepost 6.5, at Neville. PIRR has trackage rights over one mile of CSXT's Pressed Steel Track located on Neville Island. See Exhibit 1-U. The principal commodities handled by PIRR consist of scrap metal, plastics, asphalt, lubricating oils, chemicals, and food products. In 1998, PIRR generated gross revenues of about $2,100,000, and transported about 7,600 carloads. PIRR connects and interchanges traffic with Norfolk Southern at Duffs Jct.; with CSXT at POV Jct., on Neville Island; and Pittsburgh Allegheny & McKees Rocks Railroad Company at McKees Rocks, PA. PIRR does not connect with any RailAmerica railroad.

     PIRR operates five days a week, has eight employees and utilizes two locomotives.

     PIRR's business address and telephone number are 208 Island Avenue, McKees Rocks, PA 15136 (412) 331-6200.

     No operating or employee changes are proposed for PIRR as a result of the proposed transaction.

     San Diego & Imperial Valley Railroad Company, Inc.

     The San Diego & Imperial Valley Railroad Company, Inc. ("SDIV") is the operator of approximately 153 miles of rail line located in the State of California and

Mexico. The line is located between: (1) milepost 0.75, at San Diego, and milepost 18.5, at El Cajon, CA; and (2) milepost 18.5, at San Diego, and milepost 14.9, at San Ysidro, CA, where it crosses the border; (3) milepost KP 0.0, at Tijuana, Baja, Mexico, and milepost KP 70.9, at Lindero, Baja, Mexico, where the line crosses back into the United States; and (4) milepost 59.6, at the U.S. border, and milepost 130.0, at Plaster City, CA. See Exhibit 1-V. The portion of the line located in California is owned by a subsidiary of the San Diego Metropolitan Transit Development Board ("MTDB"). Ferrocarriles Nacionales de Mexico Region Pacifico owns the portion located in Mexico. MTDB provides passenger service over the rail line in the San Diego area.

     The principal commodities handled by SDIV consist of liquefied petroleum gas, lumber, beverages, paper, plastics, lard, grain, scrap metals, sand and scrap paper. In 1998, SDIV generated gross revenues of about $3,000,000, and transported about 4,000 carloads. SDIV connects and interchanges traffic with BNSF in San Diego. The eastern portion of the line connecting with Union Pacific at Plaster City is out of service. SDIV does not connect with any RailAmerica railroad.

     SDIV operates five days a week, has 13 employees and uses five locomotives.

     SDIV's business address and telephone number are 1501 National Avenue, Suite 200, San Diego, CA 92113.

     One clerical position will be abolished on the SDIV. See Exhibit 3.

     South Carolina Central Railroad Company, Inc.

     The South Carolina Central Railroad Company, Inc. ("SCRF") owns approximately 95 miles of rail line in the State of South Carolina that are operated by SCRF and its division: the Carolina Piedmont Railroad ("CPDR").

     SCRF operates two separate rail lines located between: (1) milepost 293.3, at Florence, and milepost 318.0, at Hartsville, (Darlington Sub); (2) milepost 318.0, at Hartsville, and milepost 331.4, at Bishopville (Bishopville Sub); (3) milepost 319.6, at Cheraw, and milepost 332.4, at Society Hill (Chesterfield
Sub); and (4) milepost 0.0, Darlington Jct. and milepost 4.9, at Wellman (Wellman Industrial Track). See Exhibit 1-W. The principal commodities handled by SCRF consist of scrap metal, chemicals, coal, scrap paper, corn sweeteners, finished steel and paper. In 1998, SCRF generated gross revenues of about $8,000,000, and transported about 27,000 carloads.

     CPDR operates the rail line located between milepost 585.3, at East Greenville, and milepost 554.5, at Laurens, SC. The Greenville Economic Development Corporation owns the line between milepost 588.5 and milepost 588.6. See Exhibit 1-X. The principal commodities handled by CPDR consist of plastics, resins, vegetable oils, cement, lumber, potash, glass, sand, newsprint, chemicals, pulpwood, scrap paper and industrial engines. In 1998, CPDR generated gross revenues of about $2,300,000, and transported about 4,700 carloads.

     SCRF connects and interchanges traffic with CSXT at Cheraw and Florence. CPDR connects and interchanges traffic with CSXT at Laurens. SCRF and CPDR do not connect with any RailAmerica railroad.

     SCRF and CPDR operate seven days a week, have 32 employees and use 11 locomotives.

     SCRF's business address and telephone number are Post Office Box 490, Hartsville, SC 29550 (843) 332-7584. CPDR's business address and telephone number are 268 E. Main Street, Laurens, SC 29360 (864) 984-0040.

     No operating or employee changes are proposed for SCRF or CPDR as a result of the proposed transaction.

                               VI. PUBLIC BENEFITS

     RailAmerica has carefully studied its own costs and those of RailTex. In doing so, RailAmerica has determined that there are at least $10 million in annual cost savings that can be generated by this transaction. RailAmerica has not projected any benefits resulting from increased revenues, including revenue transfers, which are defined to be private benefits. Union Pacific--Control--Missouri Pacific; Western Pacific, 366 I.C.C. 459, 487-488
(1982).

     The acquisition of RailTex by RailAmerica will reduce the number of holding companies controlling the 29 domestic railroads from two to one. As such, a number of duplicative activities at the holding company level can be eliminated. As Mr. Doherty explains in the attached public version of his Verified Statement "savings will be achieved by the elimination of duplicate boards of directors and senior officers and associated public company reporting and administrative costs, which will total about $6 million annually." Doherty Verified Statement at 3.

     Another $4,099,958 in annual savings will occur at the railroad level. The Verified Statement of Mr. Jack F. Conser explains the annual cost savings from the railroad operations in detail. These savings are summarized as follows.

     The largest savings will come from better management of the locomotive fleet of the 29 railroads. As explained above, the RailAmerica and RailTex railroads operate about 263 locomotives. Many are very old low horsepower locomotives. Mr. Conser has identified 15 low horsepower locomotives that are currently under lease which could be eliminated by better matching horsepower needs and operations. Annually, this will save $1,095,000 in lease payments and $300,000 in maintenance and operating costs.

     The annual cost savings from abolishing the 21 jobs identified in Exhibit 3 is $908,749. Management positions in the field will also be consolidated for annual savings of $769, 209.

     By eliminating all but one car mark, significant annual car management savings will be obtained. Additional savings will come from exchanging older, low capacity cars for a lesser number of newer, high capacity cars, allowing savings in both maintenance and lease expense. Total car savings will be $558,000 per year.

     The combined company will achieve savings from Canadian operations of $469,000 per year.

     Hence the combined quantifiable employee and operating savings will be $4,099,958 annually. See Conser Verified Statement at 3 and 4. Based on his experience, Mr. Conser believes that, once the RailAmerica and RailTex railroads are operated under common control, additional savings will arise from enhanced efficiencies and the use of the best practices of both companies. Id., at 4.

     The annual savings projected by Mr. Doherty and Mr. Conser are public benefits. They are efficiency-related cost reductions of the kind that have been determined to be public benefits. Union Pacific--Control--Missouri Pacific; Western Pacific, 366 I.C.C. 459, 488 (1982).

                            VII. OPERATIONAL CHANGES

     Mr. Conser has studied the operations of the RailAmerica and RailTex railroads. It has been determined, at this time, that major operational changes are not necessary.

     As explained by Mr. Conser, "[t]he RailAmerica and RailTex railroads do not form one large network as the recent large railroad combinations have. Instead, each rail carrier subsidiary is a network unto itself. Thus, we do not need to mesh highly complex operations or face the consequences of service problems on one part of our system rippling through the entire railroad. *** We can react to local problems without it affecting any other part of the system." See Conser Verified Statement at 1-2.

     Mr. Conser identifies more efficient use of locomotives, remarking cars, more efficient car use, and the abolishment of both employee and management positions as the only operational changes he foresees at this time. Id., at 1-4.

     Because RailAmerica's and RailTex's railroads do not connect and are efficiently operated, train schedules, yard work and the panoply of operating changes that occur in Class I consolidations will not occur here. Except as described above, there are no proposed changes in train operations. RailAmerica and RailTex, which collectively earned 12 Jake Jacobson Safety Awards in 1998, are not about to change practices that were developed to create and maintain safe railroad operations.

                                  VIII. LABOR

     The impact on employees is detailed in the Labor Impact Exhibit (Exhibit
3). The justification for these changes is provided in the Verified Statement of Mr. Jack F. Conser.

     The acquisition of RailTex by RailAmerica will not result in a reduction in the number of railroad operating employees on the railroads. As illustrated in
Exhibit 3, no operating employee jobs are being abolished or transferred. The projected labor impact is consistent with the minimal operational changes proposed by Mr. Conser.

     Other employees in the Petitioners' combined system will absorb the functions of the jobs being abolished, or in the case of signal maintainers, the functions will be contracted out in accordance with RailAmerica's current operating procedure.

     The TP&W and WTLR are the only two domestic RailAmerica railroads where employees are represented by unions. No employee changes are proposed for either of those railroads as a result of this transaction. On the RailTex railroads, employees of the NECR, CIND, SCRF, and DGNO are represented by the United Transportation Union ("UTU"). Employees of the MNA are represented by the Brotherhood of Locomotive Engineers ("BLE"), although the dispatchers on MNA are not organized. As is the case with RailAmerica's rail carrier subsidiaries, none of the operating employees of RailTex's rail carrier subsidiaries is being affected by this transaction.

     Because this transaction involves only Class III railroads, no labor protection can be imposed under 49 U.S.C. ss. 11326(c).

     Petitioners believe that good relations with their employees are crucial to their success. In addition, no unionized employees will be affected by the proposed transaction. Petitioners have no intention of avoiding or abrogating collective bargaining agreements in order to carry out the transaction. To that end, and in conformity with the operating changes proposed, Petitioners do not seek and will not use the preemption provision of 49 U.S.C. ss. 11321(a) to revise any of their collective bargaining agreements with employees. Petitioners waive the use of the so-called "cram down" provision with regard to labor and request that the Board specifically find that use of the "cram down" provision with regard to collective bargaining agreements is not necessary to implement this transaction. If the Board cannot or will not make such a finding, the Petitioners hereby commit that they will not abrogate any collective bargaining agreements pursuant to the provisions of 49 U.S.C. ss. 11321(a).

                            IX. FINANCIAL VIABILITY

     Today, RailAmerica and RailTex individually are financially sound short line railroad companies. After the acquisition of RailTex, the combined companies will continue to be financially sound.

     RailAmerica is acquiring the stock of RailTex for about $205 million, predicated on 10,250,000 shares of RailTex being outstanding at the time of consummation and RailAmerica stock being valued at $9.75 per share at the time of consummation. For each share of RailTex stock, RailAmerica is paying $13.50 in cash and 0.66666667 shares of RailAmerica stock.

     Based on 10,250,000 shares of RailTex stock outstanding, RailAmerica will pay $138,375,000 in cash and $66,625,000 in RailAmerica stock for RailTex. For $205 million paid in cash and stock plus the assumption of $123 million of RailTex's long term debt, RailAmerica is acquiring a company that, as of December 31, 1998, had total assets of $362,345,000, total shareholders' equity of $144,148,000, operating revenues of $161,020,000, and net income of $11,075,000. RailAmerica is financing the cash portion of the acquisition cost. In addition, RailAmerica is taking this opportunity to refinance $342 million of RailAmerica's and RailTex's debt. Hence, RailAmerica is increasing the debt financing of the combined companies by $138,375,000. RailAmerica is paying $205 million and assuming about $123 million in long-term debt (based on RailTex's consolidated balance sheet as of December 31, 1998), or a total of about $328 million for a corporation with total assets of about $362 million (based on the December 31, 1998 balance sheet).

     Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") has committed to underwrite $530 million in debt financing. See Verified Statement of Steven
D. Smith. DLJ conducted an extensive analysis of RailAmerica and RailTex and committed to underwrite Petitioners the funding necessary for RailAmerica to acquire the stock of RailTex and to refinance a large portion of the collective debt. Obviously, DLJ would not have committed to underwrite the loan to RailAmerica unless it had concluded that the combined company was a good credit risk.

     Mr. Joseph B. Doherty, Treasurer of RailAmerica, is also convinced that RailAmerica can "meet [its] obligations to creditors, maintain [its] rail properties and continue [its] service excellence, while providing an attractive return to [its] shareholders." Verified Statement of Joseph W. Doherty, at 1. Mr. Doherty also presents pro forma financial statements for RailAmerica which, according to Mr. Doherty, "demonstrate RailAmerica's capacity to service its RailTex acquisition debt while maintaining service excellence and continuing capital expenditures." Doherty Verified Statement at 4.

     Based on the analyses of Mr. Smith and Mr. Doherty, RailAmerica can afford the debt that it is incurring in the acquisition of RailTex and the refinancing of most of the debt of RailTex and RailAmerica.(11)


----------

(11) The full analyses of Mr. Smith and Mr. Doherty may be found in Confidential Volume 2A.


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


                         X. ENVIRONMENTAL AND HISTORIC

     RailAmerica is acquiring control of RailTex and RailTex's 17 rail carrier subsidiaries. This transaction does not require the filing of a Safety Integration Plan, an Environmental Assessment, or a Historic Report.

     The control of one railroad holding company that controls only Class III railroads by another holding company that controls only Class III railroads is not the type of transaction that requires the filing of a Safety Integration Plan. Regulations on Safety Integration Plans Governing Railroad Consolidations, Mergers, Acquisitions of Control, and Start Up Operations; and Procedures for Surface Transportation Board Consideration of Safety Integration Plans in Cases Involving Railroad Consolidations, Mergers, and Acquisitions of Control, STB Ex Parte No. 574 (served December 24, 1998) at 16-17. See proposed rules 49 CFR ss. 244.1(a)(4) and 49 CFR ss. 1106.2 and .3. As previously noted, all of the RailAmerica and RailTex railroad subsidiaries are Class III railroads. As the Board and Federal Railroad Administration pointed out "[Class III] railroads engage in transactions that are not so complex or hazardous as to warrant regulation." Id. at 17.

     As explained below, there is very limited connection between the RailAmerica and RailTex railroad subsidiaries, and in the two instances where there is an indirect connection and a possible future connection they are end-to-end. As such, there will be virtually no integration of the day-to-day operations of the RailAmerica and RailTex railroad subsidiaries. Hence, there is no need for the development and filing of a Safety Integration Plan.


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


     Neither environmental documentation nor a Historic Report is required under the exception in 49 CFR ss. 1105.6(c)(2)(ii). There will be no operational changes that exceed the thresholds of 49 CFR ss. 1105.7(e)(4) or (5). Also, the transaction will not result in an action that requires environmental documentation, such as an abandonment or a construction.

     In Michigan, the HESR and SGVY, RailAmerica subsidiaries, interchange from the west with CSXT and CMGN at Saginaw, MI. The MMRR, a RailTex subsidiary, currently interchanges from the east with CSXT at Paines, MI. MMRR is in the process of acquiring a two-mile line from CSXT and has negotiated a trackage rights arrangement with CMGN, which will allow MMRR to interchange traffic with CSXT in Saginaw. Consequently, MMRR will have indirect connections, via CSXT and CMGN, to HESR and SGVY. In addition, it is possible that CSXT will grant a direct connection at some future date. Even if such a direct connection is granted, the traffic level will not exceed the thresholds in 49 CFR ss. 1105.7(e)(4) or (5).

     In Indiana, the TP&W, a RailAmerica subsidiary, reaches Logansport, IN from the west. CERA, a RailTex subsidiary, operates to Logansport from the southeast under an Agreement with WSRY, whereby CERA operates the WSRY-owned line as agent for WSRY. Also, there are haulage arrangements whereby TP&W and CERA can have traffic hauled over the WSRY line between Logansport and Kokomo. Pursuant to these arrangements, TP&W and CERA currently interchange traffic. There are no plans to increase the traffic level over the TP&W or CERA as a result of the proposed transaction to the extent that the increase would exceed the thresholds in 49 CFR ss. 1105.(e)(4) or (5).


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


     The proposed action will not cause diversions from rail to motor carriage of more than: (A) 1,000 rail carloads a year; or (B) an average of 50 rail carloads per mile per year for any part of the affected lines. The proposed action will not result in either: (A) an increase in rail traffic of at least 100 percent (measured in gross ton miles annually) or an increase of at least eight trains a day on any segment of rail line affected by the proposal, or (B) an increase in rail yard activity of at least 100 percent (measured by carload activity), or (C) an average increase in truck traffic of more than 10 percent of the average daily traffic or 50 vehicles a day on any affected road segment. Where any of the lines are located in a class I or nonattainment area under the Clean Air Act, the transaction will not result in either: (A) an increase in rail traffic of at least 50 percent (measured in gross ton miles annually) or an increase of at least three trains a day on any segment of rail line, (B) an increase in rail yard activity of at least 20 percent (measured by carload activity), or (C) an average increase in truck traffic of more than 10 percent of the average daily traffic or 50 vehicles a day on a given road segment. The transportation of ozone depleting materials (such as nitrogen oxide and freon) is not contemplated. See 49 CFR ss. 1105.7(e)(4) and (5).

     RailAmerica does not intend to substantially change the level of maintenance of the railroad property of the RailTex subsidiaries once it acquires control of RailTex. See 49 CFR ss. 1105.8(b)(3). Moreover, RailAmerica intends to continue service over its own railroads' lines and those of the RailTex subsidiaries after the proposed transaction is consummated. Further Board approval will be required to abandon any service over a line of railroad and there are no plans to dispose of or alter properties subject to the Board's jurisdiction that are 50 years or older. See 49 CFR ss. 1105.8(b)(1).


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


     The proposed acquisition of control of RailTex by RailAmerica does not meet the thresholds proposed and established in the regulations cited above. The proposed transaction will improve safety, and will not meet the thresholds of 49 CFR ss. 1105.7(e)(4) and (5), and 49 CFR ss. 1105.8(b)(1) and (3). Therefore, it
is not necessary for RailAmerica and RailTex to submit a Safety Integration Plan, an Environmental Assessment, or a Historic Report as part of their Petition for Exemption.

     This action will not significantly affect either the quality of the human environment or energy conservation.

                                  XI. ARGUMENT

A. THE PROPOSED TRANSACTION SHOULD BE EXEMPTED FROM THE PRIOR APPROVAL REQUIREMENTS OF 49 U.S.C. ss.ss. 11323-25.

     The control of RailTex and RailTex's 17 Class III railroads by RailAmerica, a non-carrier that already controls 12 Class III railroads, is subject to prior review and authorization by the Board pursuant to 49 U.S.C. ss. 11323(a)(5).

     Pursuant to 49 U.S.C. ss. 10502, however, the Board must exempt a transaction from regulation when it finds that: (1) regulation is not necessary to carry out the rail transportation policy of 49 U.S.C. ss. 10101; and (2) either: (a) the transaction is of limited scope, or (b) regulation is not necessary to protect shippers from the abuse of market power.

     The legislative history of Section 10502 reveals a clear Congressional intent that the Board should liberally use its exemption authority to free certain transactions from the administrative and financial costs associated with continued regulation. In enacting the Staggers Act of 1980, Pub. L. No. 96-448, 94 State. 1895, Congress encouraged the


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


Board's predecessor to liberally use the expanded exemption authority under former Section 10505:

               The policy underlying this provision is that while Congress has been able to identify broad areas of commerce where reduced regulation is clearly warranted, the Commission is more capable through the administrative process of examining specific regulatory provisions and practices not yet addressed by Congress to determine where they can be deregulated consistent with the policies of Congress. The conferees expect that, consistent with the policies of this Act, the Commission will pursue partial and complete exemption from remaining regulation.

H.R. Rep. No. 1430, 96th Cong. 2d Sess. 105 (1980). See also Exemption From Regulation -- Boxcar Traffic, 367 I.C.C. 424, 428 (1983), vacated and remanded on other grounds, Brae Corp. v. United States, 740 F.2d 1023 (D.C. Cir. 1984) (the "Boxcar Exemption"). Congress reaffirmed this policy in the conference report accompanying the ICC Termination Act of 1995, Pub. L. No. 104-88, 109 Stat. 803, which re-enacted the rail exemption provisions as Section 10502. H.R. Rep. No. 422, 104th Cong., 1st Sess. 168-69 (1995).

     In reviewing an exemption petition under Section 10502, the Board does not undertake a broader analysis than it would apply to a transaction under the statutory provision applicable in the absence of the exemption. See ICC Finance Docket No. 31493, Blackstone Capital Partners -- Cont. Exemp. -- Chicago & N.W. Trans. Co. (not printed), served July 5, 1989, slip op. at 2; Village of Palestine v. I.C.C., 936 F. 2d 1335 (D.C. Cir. 1991).

     The proposed transaction does not involve the merger or control of at least two Class I rail carriers. Therefore, absent an exemption, the proposed transaction would be


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


subject to Board review under the standards set forth in 49 U.S.C. ss. 11324(d).
Section 11324(d) provides that the Board "shall approve" the transaction unless it finds both that:

     (1) as a result of the transaction, there is likely to be substantial lessening of competition, creation of a monopoly, or restraint of trade in freight surface transportation in any region of the United States; and

     (2) the anticompetitive effects of the transaction outweigh the public interest in meeting significant transportation needs.

49 U.S.C. ss. 11324(d).

     In transactions subject to Section 11324(d), the primary focus is on the probable competitive effects of the proposed transaction. See, e.g., ICC Finance Docket No. 32579, Canadian Pacific Ltd., and Soo Line R.R. - Control - Davenport, Rock Island & North Western Ry. (served February 10, 1995), at 5; Wilmington Term. RR, Inc.--Pur. & Lease--CSX Transp., Inc., 6 I.C.C. 2d 799, 803
(1990), pet. for review denied sub nom. Railway Labor Executives Ass'n v. ICC, 930 F.2d 511 (6th Cir. 1991). The public interest factors are considered only where significant anticompetitive effects are found. Id.

     A finding of competitive harm under Section 11324(d)(1) must be grounded on a showing that any adverse competitive effects are both "likely" and "substantial." Wisc. Central Transportation Corporation, Et Al., 9 I.C.C.2d 233, 238 (1992). Examples of adverse competitive impacts that would trigger the balancing of the public interest factors under Section 11324(d)(2) "would be the likelihood of significantly higher rates or significantly worsened service, or the likelihood of a combination of the two." Blackstone Cap. Partners--Cont. Exempt.--CNW Corp. Et Al., 5 I.C.C.2d 1015, 1019 (1989). Even if such showings were made, the proposed transaction may not be


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


disapproved unless the anticompetitive effects of the proposed transaction outweigh the public interest factors. See ICC Finance Docket No. 31991, CSX Corp., CSX Transportation, Inc. and Carrollton R.R. -- Control -- Transkentucky Transportation R.R. (served April 15, 1991), at 2.

     Moreover, the lessening in competition standard focuses on the likelihood of harm to competition and not the possibility of harm to competitors. See, e.g., ICC Finance Docket No. 32167, Kansas City Southern Indus. -- Control -- MidSouth Corp. (not printed), served June 4, 1993; Rio Grande Indus. -- Purchase & Trackage Rights -- Chicago, Missouri & Western Ry., 5 I.C.C.2d 952, 968
(1989).

     Rail carrier consolidations do not result in harm to competition unless they create or enhance the ability of the consolidating carriers to exercise market power. The Board and its predecessor have defined market power as the ability of a carrier profitably to increase rates above competitive levels or to reduce the quality of service for a significant period of time without losing traffic to competing carriers or other sources. See, e.g., CSX Corp. -- Control -- American Commercial Lines, 2 I.C.C.2d 490, 515 (1984), pet. for review denied sub nom. Crounse Corp. v. ICC, 781 F.2d 1176 (6th Cir.), cert. denied, 479 U.S. 890 (1986). In addition, only competitive harm that is directly and causally related to a proposed transaction -- and not pre-existing conditions -- are considered by the Board in determining whether a transaction will lessen competition. ICC Finance Docket No. 32549, Burlington Northern, Inc. and Burlington Northern R.R. -- Control and Merger -- Santa Fe Corp. and Atchison, Topeka & Santa Fe Ry., slip op. at 54, served August 23, 1995 ("BN-Santa Fe")


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


     In assessing the competitive effects of a proposed transaction, the first step is analyzing the existing rail network "with particular attention to whether the transaction is primarily parallel -- combining routes between the same points -- or end-to-end-- combining routes that may serve some of the same points but generally serve separate, if neighboring, parts of the country. Id., at 52. As the Board and its predecessor have recognized, the "combination of end-to-end railroads rarely raises competitive concerns." Id., and Conrail Breakup, at 50.

     As is demonstrated in this Petition, RailAmerica's proposed control of the 17 RailTex subsidiaries will have no adverse impact on competition. The common control of the 12 RailAmerica carriers and the 17 RailTex carriers will have no adverse horizontal effects on competition and will not result in any vertical foreclosure of competition in the transportation corridors served by the individual carriers. RailAmerica has no plans to close any existing interline route or to alter or cancel any existing divisions with connecting carriers. In fact, the vast majority of the traffic handled by the RailAmerica and RailTex carriers is routed by the shippers or connecting Class I carriers. In addition, other than for local moves, the RailAmerica and RailTex carriers rarely set the rates for traffic originating or terminating on their respective rail lines. Moreover, as demonstrated by Mr. Doherty and Mr. Conser, there will be at least $10 million in public benefits resulting from this transaction. See Union Pacific--Control--Missouri Pacific; Western Pacific, 366 I.C.C. 459, 488 (1982).

     The proposed transaction essentially involves the combination of two holding companies whose transportation subsidiaries principally operate in separate geographic areas. The transaction, therefore, is neither parallel nor end-to-end, with two possible


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


exceptions. Under these circumstances, the possibility of harm to competition from the control exemption is extremely remote.

     Fifteen of the 17 RailTex carriers and nine of the 12 RailAmerica carriers operate rail lines located in dispersed geographic areas with no current or planned ability to connect a RailTex rail carrier with a RailAmerica rail carrier. See Exhibit 1-A.

     The CSCD, a RailAmerica carrier, operates rail lines in northern Washington. No RailTex carrier operates in that State. The only nearby RailTex carrier is CORP, which operates rail lines in southern Oregon and northern California.

     VCRR, a RailAmerica carrier, operates rail lines in Ventura County, CA. The only nearby RailTex carrier is SDIV, which operates rail lines in the San Diego area.

     The DAKR, MNRR, OTVR and SCXY, four RailAmerica carriers, operate rail lines in the State of Minnesota. No RailTex carrier operates in Minnesota or a bordering State.

     SCTR, a RailAmerica carrier, operates in the State of Tennessee. No RailTex carrier operates in that State.

     The WTLR, a RailAmerica carrier, and TNMR, a RailTex carrier, both operate in southwest Texas. They do not, however, directly connect. A lengthy and circuitous routing over the Union Pacific is the only link between these two railroads. The DGNO and TNER, RailTex carriers, operate in eastern Texas. No RailAmerica carrier operates near DGNO and TNER.

     DVRC, a RailAmerica carrier, formerly operated rail lines in Delaware and eastern Pennsylvania. The only nearby RailTex carrier is PIRR, which operates rail lines in western Pennsylvania.


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     CIND, a RailTex carrier, operates rail lines in States of Indiana and Ohio with no geographic proximity to any RailAmerica carrier.

     CSO, a RailTex carrier, operates rail lines in the States of Connecticut and Massachusetts. NECR, a RailTex carrier, operates rail lines in the States of Vermont, New Hampshire, Massachusetts and Connecticut. No RailAmerica rail carrier operates in any of those or adjacent States.

     GSWR and its division GAAB, RailTex carriers, operate rail lines in the States of Georgia and Alabama with no geographic proximity to any RailAmerica carrier.

     IOCR, a RailTex carrier, operates rail lines in the State of Ohio. IORY, a RailTex carrier, operates rail lines in the States of Michigan, Ohio and Indiana. No RailAmerica rail carrier is located near IOCR and IORY.

     ISRR, a RailTex carrier, operates rail lines in the State of Indiana with no geographic proximity to any RailAmerica carrier.

     GRE and MS, divisions of MMRR and RailTex carriers, operate rail lines in central and western Michigan with no geographic proximity to any RailAmerica carrier.

     MNA, a RailTex carrier, operates rail lines in the States of Missouri, Kansas and Arkansas. No RailAmerica rail carrier is located near MNA.

     NCVA, a RailTex carrier, and its two divisions, the C&A and VSRR, operates rail lines in the States of Virginia and North Carolina with no geographic proximity to any RailAmerica carrier.

     SCRF, a RailTex carrier, and its division CPDR, operates rail lines in the State of South Carolina with no geographic proximity to any RailAmerica carrier.


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     Accordingly, 15 of the 17 RailTex carriers do not connect with nine of the
12 RailAmerica carriers. In adopting the class exemption for nonconnecting carriers, the Board's predecessor noted that "the acquisition of the line of a nonconnecting carrier will not result in operational or competitive changes." Railroad Consolidation Procedures, 363 I.C.C. 200, 205 (1980). This is confirmed by the traditional competition analysis followed by the Board and its predecessor agency. The product market is usually defined as transportation of freight. Union Pacific--Control--Missouri Pacific; Western Pacific, 366 I.C.C. 459, 504 (1982). The relevant geographic market is usually defined as the area in which providers of a particular product operate and to which purchasers can turn for such services. Tampa Electric Co. v. Nashville Coal Co., 365 U.S. 320, 327 (1961). The RailAmerica and RailTex rail carriers operate in a market defined by the reach of their tracks. Hence, although the 24 rail carriers all offer the same transportation service, they all serve different geographic markets, as described above. Moreover, the transportation service offered by these 24 rail carriers is in continual competition with trucks, barges, Class I railroads, and other shortline railroads. There is no competitive harm arising from the common control of 24 geographically separate railroads.

     The only aspect of the proposed transaction that does not lend itself to such a clear cut competitive analysis is the control by RailAmerica of CERA, due to its indirect connection with TP&W, and MMRR, due to its possible connection with HESR and SGVY. See Exhibit 1-B and 1-C. However, in view of the general framework established above, these two situations are also not anticompetitive as the following analysis demonstrates.


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


     We will first lay out the CERA/TP&W facts and conclusions and then the MMRR/HESR/SGVY facts and conclusions, demonstrating that neither of these two situations is anticompetitive.

     CERA is a small, local carrier operating over approximately 45.6 miles of rail line in north central Indiana. In 1998, CERA handled approximately 6,300 carloads and during the first 10 months of 1999 it handled about 9,700 carloads. Approximately 50 percent of the 1999 carloads consisted of haulage traffic for Norfolk Southern between Kokomo and Marion. The Norfolk Southern haulage movements, however, are only temporary reroutings caused by the split-up of Conrail. Approximately 30 percent of CERA's traffic base consists of grain and fertilizer and 16 percent consists of sand and soda ash. The grain traffic mainly originates at four locations on the CERA and is interchanged with Norfolk Southern at Kokomo. Because of CERA's extremely short haul, this traffic is highly truck competitive to nearby Norfolk Southern stations. Also, the shippers determine the routings for this traffic. The sand traffic originates on CSXT origins in Illinois and is interchanged to CERA by Norfolk Southern in Marion. The soda ash traffic originates in Wyoming and is also interchanged to CERA by Norfolk Southern in Marion. The sand and soda ash traffic terminates in Marion and CERA's sole participation in this traffic consists of switching operations at Marion.

     CERA connects with WSRY at Kokomo and WSRY, in turn, connects with TP&W and Norfolk Southern at Logansport. WSRY is currently operated by CERA as agent for WSRY. Pursuant to the agreement between CERA and WSRY, CERA performs rail freight service over the WSRY line in the name of WSRY and the freight charges are billed and collected by CERA in the name of WSRY and forwarded to


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WSRY. CERA receives a monthly fee and is reimbursed for certain costs. The agreement is cancelable by either party on 30-days notice prior to the expiration of an otherwise automatically renewable six-month term. CERA and WSRY have also entered into two Haulage Agreements. Pursuant to these Agreements, CERA provides haulage service for WSRY between Marion and Kokomo and WSRY provides haulage service for CERA between Kokomo and Logansport.

     During the first 10 months of 1999, CERA handled about 1,500 carloads over the WSRY lines as agent for WSRY. Approximately 51 percent of the carloads consisted of fertilizer traffic destined to points on the WSRY and interchanged to WSRY by TP&W at Logansport and by Norfolk Southern at Logansport and Kokomo. Approximately 14 percent of the carloads were handled under the Haulage Agreements and received by CERA from Conrail at Marion and handled over the WSRY for interchange with TP&W at Logansport. Since the split-up of Conrail, the traffic handled under the Haulage Agreements has all but disappeared. Approximately 9 percent of the carloads consisted of grain traffic that was local to WSRY. Approximately 10 percent of the carloads consisted of shipments of hazardous waste received from TP&W or Norfolk Southern at Logansport and locally switched by WSRY to the consignee in Logansport. Approximately 7 percent of the carloads consisted of empty rail cars received from Conrail at Marion and handled over the WSRY for destination on the TP&W in Logansport.

     In addition, TP&W and CERA and TP&W and WSRY have separate agreements whereby CERA and WSRY provide haulage operations over their respective lines for TP&W on TP&W-Conrail traffic moving between Logansport and Marion. During the


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first 10 months of 1999, about 400 carloads of traffic moved pursuant to these agreements. Since the June 1st start-up date of the Conrail split, traffic moving pursuant to these agreements has declined significantly. Only 43 cars have moved since June 1st.

     TP&W operates a 283-mile rail line between Logansport and Lomax, IL. In 1998, TP&W handled about 42,000 carloads consisting principally of grain, intermodal, coal, fertilizer, chemical and general merchandise shipments.

     The common control of CERA and TP&W will have no anticompetitive effects. The two carriers do not and cannot compete for traffic today. Again the geographic markets they serve are different. CERA operates a short, largely isolated rail line with a limited traffic base. CERA's only direct connections are with Norfolk Southern at Marion and Kokomo and with WSRY at Kokomo. Except for the limited haulage arrangement with Norfolk Southern between Kokomo and Frankfort, CERA is isolated from other RailTex carriers. Fifty percent of CERA's current traffic base consists of temporary haulage movements for Norfolk Southern between Marion and Frankfort. All of CERA's grain traffic originates on its line and is interchanged with Norfolk Southern. The remainder of its operations consist of switching services in Marion. Given the localized nature of CERA's operations, TP&W does not compete with any of CERA's operations. The railroads directly serve two separate geographic markets and face formidable competition in providing freight transportation service.

     The only connection between CERA and TP&W is the WSRY line, which CERA operates as an agent for WSRY. Also, CERA has haulage agreements, which provide a paper connection between CERA and TP&W. Even if these arrangements are deemed to constitute a direct connection between CERA and TP&W, the connection would be end-


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to-end. Such end-to-end connections, however, generally do not have an adverse affect on competition. The Board and its predecessor have repeatedly held that consolidation of end-to-end carriers generally does not have an adverse affect on competition. See ICC Finance Docket No. 31329, Tennessee Southern Railroad -- Purchase and Lease -- CSX Transportation (not printed), served January 26, 1989; ICC Finance Docket No. 31233, Stone Container Corp. -- Control Exemption -- Abbeville-Grimes Railway (not printed), served May 23, 1988; ICC Finance Docket No. 31196, John H. Marino -- Control Exemption -- Saginaw Valley Railway (not printed), served April 6, 1988.

     An additional benefit for CERA's shippers from the indirect connection with TP&W will be their expanded access to interchange with the railroads that TP&W interchanges with, including CSXT, Union Pacific, and BNSF, among other railroads. The proposed transaction involves the common control of carriers that have only one indirect connection and do not compete with each other. Rather than resulting in possible market abuses, the proposed transaction will improve the competitive options for shippers served by CERA and WSRY by providing them more interchange opportunities. See STB Finance Docket No. 33585, RailTex, Inc.--Control Exemption--Central Properties, Inc., The Central Railroad Company of Indianapolis, and The Central Railroad Company of Indiana (not printed), served June 26, 1998.

     As previously noted, MMRR currently operates a 35-mile rail line between Elwell and Paines and is in the process of purchasing about 2 miles of track from CSXT in Paines. MMRR currently interchanges with CSXT in Paines on the track being acquired. MMRR has also negotiated a trackage rights arrangement with CMGN, which will grant MMRR trackage rights over CMGN's rail line between Paines and CSXT's Potter Street


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


Yard in Saginaw. Once the acquisition of the 2-mile line and the trackage rights over CMGN are consummated, MMRR will interchange traffic with CSXT in the Potter Street Yard. HESR and SGVY have trackage rights over CSXT into the Potter Street Yard.

     As part of the overall arrangement, MMRR is being granted the right to interchange with CMGN in Saginaw. CMGN, in turn, interchanges with the HESR and SGVY in Saginaw. Consequently, MMRR will have an indirect connection with the two RailAmerica carriers in the near future. In addition, the three carriers may at some future date request permission from CSXT to directly connect and interchange traffic in Saginaw for certain new traffic. A grain shipper has an elevator located on the MMRR and on the HESR. With a direct connection between the two carriers, that shipper would be able to move efficiently and economically by rail grain between the two storage facilities. In addition, MMRR has identified potential movements of fertilizer and stone from Lake Huron over the HESR to destinations on the MMRR.

     A direct interchange between MMRR and HESR and SGVY would have no anticompetitive effects since the connection would be end-to-end. Such end-to-end connections generally do not have an adverse affect on competition. As set out in the discussion of CERA/TP&W above, the Board and its predecessor have repeatedly held that consolidation of end-to-end carriers generally does not have an adverse affect on competition. See cases cited above. The three carriers would not be able to serve any common facilities nor would they be able to engage in preferential or discriminatory routing of traffic. Instead, the potential connection would be procompetitive. MMRR has identified potential grain, fertilizer and stone traffic that either does not move today or moves by truck.


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


     In summary, no anticompetitive consequences would result from RailAmerica acquiring control of the 17 RailTex carriers. The carriers serve different geographic markets. None of the 17 RailTex carriers competes directly or indirectly with any of the 12 RailAmerica carriers. Moreover, the individual railroads will continue to operate in essentially the same manner as they do today, with no significant changes in operations or service. As a practical matter, the proposed transaction will only result in a change in the holding company that controls the 17 carriers. The proposed transaction will not affect intramodal competition because 24 of the RailAmerica carriers and RailTex carriers do not connect. In these instances, existing interchanges with other rail carriers will be maintained. Wilmington Term. RR, Inc.--Pur. & Lease--CSX Transp., Inc., 6 I.C.C.2d 799, 804 (1990) aff'd sub nom. Railway Labor Executives Ass'n v. I.C.C., 930 F.2d 511 (6th Cir. 1991). The five railroads that may indirectly or potentially connect end-to-end will not cause anticompetitive results as explained above.

     The proposed transaction will produce public benefits. See Section VI. Public Benefits. Since there are no anticompetitive consequences to the proposed transaction, there is no competitive harm to offset the public benefits.

     The proposed transaction meets the criteria of Section 11324(d). Therefore, the proposed transaction also meets the criteria of Section 10502, as discussed below.

     1. The Application of 49 U.S.C. ss. 11323(a)(5) Is Not Necessary To Carry Out The Rail Transportation Policy.

     Detailed scrutiny of this transaction is not necessary to carry out the rail transportation policy. As previously noted, absent an exemption, the primary substantive issue the Board would need to address is the effect of the proposed transaction on


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competition. Consequently, the provisions of the rail transportation policy most relevant in this exemption proceeding are 49 U.S.C. ss. 10101(4) and (5), which encourage the preservation of effective competition.

     That objective is fully satisfied by the proposed transaction. In addition, an exemption will foster other aspects of the national transportation policy, including preservation of a sound rail transportation system, encouraging efficient management, and minimizing federal regulatory control.

     a. The Proposed Transaction Will Not Adversely Affect Competition

     The proposed transaction will have no adverse affect on competition. Rather, the transaction is procompetitive in that it will promote "effective competition among rail carriers" and "ensure effective competition and coordination between rail carriers...." 49 U.S.C. ss.ss. 10101 (4) and (5).

     In terms of competition between the RailAmerica carriers and RailTex carriers, the proposed transaction is equivalent to the acquisition of RailTex by a non-carrier. Fifteen of the RailTex carriers are located in geographically dispersed areas and not near any of the RailAmerica carriers. Clearly, these 15 carriers do not, and cannot, compete with any RailAmerica carrier. See ICC Finance Docket No. 31390, Chicago West Pullman Corp.--Control Exemption--Chicago Rail Link (not printed), served February 24, 1989 (common control of six largely unconnected carriers will not adversely affect competition). Two of the RailTex carriers -- CERA and MMRR -- are located in proximity to three RailAmerica carriers -- TPW, HESR and SGVY. As previously explained, however, these carriers do not compete. The indirect and potential connection


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is end-to-end, and therefore will not have an adverse affect on competition as described above.

     b. The Requested Exemption Will Foster Other Objectives Of The Rail Transportation Policy

     The proposed transaction will foster the development and continuation of a sound rail transportation system. See 49 U.S.C. ss. 10101 (4). The change in control of the 17 RailTex carriers will not result in any material change in the operations of these carriers. See Conser Verified Statement. Implementation of the restructuring at the holding company level will reduce the total operating costs of the combined companies and produce public benefits. RailAmerica anticipates that, as a result of these efforts, operating costs and borrowing capacity will be more that adequate to permit the sound and efficient operation of the individual carriers.

     The experienced management at the carrier level will remain largely in place and will contribute significantly to the individual carriers' ability to function as sound and efficient carriers. See 49 U.S.C. ss. 10101 (9).

     Granting the requested exemption would also minimize Federal regulatory control over the rail transportation system and promote the deregulatory objectives of the Staggers Act and the ICCTA Act. This exemption proceeding will provide the Board with all the information necessary to evaluate the proposed transaction, but minimize regulatory delay and expedite decision making. See ICC Finance Docket No. 31390, Chicago West Pullman Corp. -- Control Exemption -- Chicago Rail Link (not printed), served February 24, 1989; ICC Finance Docket No. 31206, Itel Rail Corp. -- Continuance in Control Exemption -- FRVR Corp. (not printed), served February 5, 1988. While


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regulatory delay would be minimized, the interests of shippers, employees and the general public are fully protected.

     Requiring the filing of an application would serve no useful purpose in this proceeding. As the information in this Petition unquestionably demonstrates, the proposed transaction readily satisfies the requirements of
Section 11324(d), which, absent the granting of the exemption, would govern this transaction. As previously noted, under Section 11324(d), the Board must approve a proposed transaction unless it finds there is likely to be a substantial lessening of competition and the anticompetitive effects outweigh the public benefits. RailAmerica's control of RailTex and the RailTex carriers will not result in any, much less in a substantial, lessening of competition. Consequently, if this transaction were brought before the Board in a full application proceeding, the Board would be required to approve the transaction.

     Other aspects of the rail transportation policy are not adversely affected.

     2.   The Proposed Transaction Will Not Result In An Abuse of Market Power

     It follows from the conclusion that there will be no competitive harm as the result of the proposed transaction and that the proposed transaction will not subject shippers to an abuse of market power. The individual RailTex carriers face strong intramodal and intermodal competition for the vast majority of traffic they handle. A mere change in holding companies will not alter the competitive atmosphere in which each of these carriers operates.

     More importantly, the proposed transaction will not result in an increase in the market power of any RailAmerica or RailTex carriers. While the RailAmerica and RailTex carriers will be under common control, the individual carriers are too small and


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geographically dispersed to enhance either their collective or individual market power. Given the dispersed location of the individual carriers, the proposed transaction will not create a network of two or more carriers that could amplify their market power. Rather, the transaction merely involves the common control of carriers that do not connect or, as in the two instances were there is an indirect or possible connection, connect end-to-end. In any event, none of the RailAmerica carriers compete with any of the RailTex carriers. Consequently, the proposed transaction will not result in any market abuses.

     Instead, the proposed transaction is expected to produce benefits to the shipping public. While the individual carriers will continue to be operated as separate railroads, combining the holding companies will produce savings in overhead and other synergies. Also, the proposed combination will create a larger, more diverse and financially sound company thereby preserving and strengthening the competitiveness of the individual carriers. In addition, the combined company will also be able to improve equipment utilization, expand marketing opportunities and reduce operating costs. The projected savings and efficiency gains will strengthen the competitiveness of the individual carriers which, in turn, will redound to the benefit of the general shipping public.

     3. The Proposed Transaction Is Of Limited Scope

     Because regulation is not needed to protect shippers from abuse of market power, the Board need not address whether the proposed transaction is of limited scope. See Illinois Commerce Commission v. ICC, 819 F.2d 311, 314 (D.C. Cir.
1987). It is noteworthy, however, that this transaction is less extensive than many others that have been exempted by the Board's predecessor. See, e.g., Blackstone-CNW; ICC Finance Docket No. 31089, Montana Rail Link--Exemption, Acquisition and Operation--Certain


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Lines of Burlington Northern Railroad (not printed), served May 26, 1988; ICC
Finance Docket No. 31102, Wisconsin Central Ltd.--Exemption, Acquisition and Operation--Certain Lines of Soo Line Railroad (not printed), served July 28, 1988; see also Boxcar Exemption.

     The control of the RailTex carriers by RailAmerica will simply add 17 Class III rail carriers to the 12 Class III carriers already controlled by RailAmerica. The operations by the individual RailTex carriers are for the most part concentrated in limited areas and geographically dispersed. As explained in Mr. Conser's Verified Statement, control of these carriers by RailAmerica will have no effect on the largely local nature of the operations performed by the individual carriers. Each of the carriers in the RailTex and RailAmerica families will continue to operate as they do today. The proposed transaction, in essence, involves only a change in the controlling holding company from RailTex to RailAmerica. Indeed, RailAmerica would have been able to use the class exemption procedures at 49 C.F.R. ss. 1180.2(d)(2), if it were not for the indirect connection between CERA and TPW and the possible connection between MMRR and HESR and SGVY.

                                 X. CONCLUSION

     RailAmerica and RailTex have demonstrated in this Petition that the proposed control of RailTex and its 17 rail carrier subsidiaries by RailAmerica will not result in any competitive harm. The proposed transaction fosters the transportation policy and will not result in the abuse of market power.


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     Finally, for the reasons set out in Section III and because the proposed transaction will not result in competitive harm, Petitioners have shown that the requested expedited schedule is appropriate and necessary.

                                PRAYER FOR RELIEF

     For the reasons provided herein, RailAmerica and RailTex pray that the Board grant their request for expedited action and grant the Petition for Exemption effective upon the service of the final decision.

                                        Respectfully submitted,



/s/ Karl Morell                         /s/ Louis E. Gitomer
Thomas W. Arnst, Esq.                   Gary A. Laakso, Esq.
RailTex, Inc.                           RailAmerica, Inc.
4040 Broadway                           5300 Broken Sound Boulevard N.W.
Suite 200                               Second Floor
San Antonio, TX 78209                   Boca Raton, FL 33487
(210) 841-7600                          (561) 994-6015

Karl Morell, Esq.                       Louis E. Gitomer, Esq.
Of Counsel                              Of Counsel
Ball Janik LLP                          Ball Janik LLP
1455 F Street, N.W.                     1455 F Street, N.W.
Suite 225                               Suite 225
Washington, D.C. 20005                  Washington, D.C. 20005
(202) 638-3307                          (202) 638-3307

Attorneys for RAILTEX, INC.             Attorneys for RAILAMERICA, INC.

Dated: November 8, 1999

                     SIGNATURES, OATHS, AND CERTIFICATIONS

                       OF PETITIONER'S EXECUTIVE OFFICER

                               RAILAMERICA, INC.


     I, Gary O. Marino, declare under penalty of perjury that I am Chairman, President and Chief Executive Officer of RailAmerica, Inc., petitioner herein; that I am one of the executive officers duly authorized to sign, to verify and to file this Petition on behalf of the foregoing; that I have knowledge of the matters contained in this Petition to the extent they relate to the foregoing; and that the statements made in this Petition are true and correct to the best of my knowledge and belief.



                                        /s/ Gary O. Marino

                                        Gary O. Marino


Executed on the 5th day of November 1999

     I, Donald D. Redfearn, hereby certify that I am Corporate Secretary of RailAmerica, Inc., petitioner herein, and that Gary O. Marino, Chairman, President and Chief Executive Officer of RailAmerica, Inc., is duly authorized to sign, to verify, and to file this Petition on behalf of the foregoing.



                                        /s/ Donald D. Redfearn

                                        Donald D. Redfearn
                                        Corporate Secretary


Dated this 5th day of November 1999 at Boca Raton, FL.

                     SIGNATURES, OATHS, AND CERTIFICATIONS

                       OF PETITIONER'S EXECUTIVE OFFICER

                                 RAILTEX, INC.


     I, Ronald A. Rittenmeyer, declare under penalty of perjury that I am Chairman, President and Chief Executive Officer of RailTex, Inc., petitioner herein; that I am one of the executive officers duly authorized to sign, to verify and to file this Petition on behalf of the foregoing; that I have knowledge of the matters contained in this Petition to the extent they relate to the foregoing; and that the statements made in this Petition are true and correct to the best of my knowledge and belief.



                                        /s/ Ronald A. Rittenmeyer

                                        Ronald A. Rittenmeyer


Executed on the 5th day of November 1999

     I, Thomas W. Arnst, hereby certify that I am Corporate Secretary of RailTex, Inc., petitioner herein, and that Ronald A. Rittenmeyer, Chairman, President and Chief Executive Officer of RailTex, Inc., is duly authorized to sign, to verify, and to file this Petition on behalf of the foregoing.



                                        /s/ Thomas W. Arnst

                                        Thomas W. Arnst
                                        Corporate Secretary


Dated this 5th day of November 1999 at San Antonio, TX.

                             CERTIFICATE OF SERVICE

     I hereby certify that on November 8, 1999, I have caused the Petition for Exemption in Finance Docket 33813, RailAmerica, Inc.--Control Exemption-- RailTex, Inc. to be served (1) by hand on the Secretary of the United States Department of Transportation, the Attorney General of the United States, and the Federal Trade Commission, and (2) by first class mail, postage pre-paid on the Governor, Public Service Commission, and Department of Transportation of each state in which a subsidiary railroad of RailAmerica, Inc. or RailTex, Inc. operates, the shippers served by the subsidiary railroads of RailAmerica, Inc. and RailTex, Inc., and the local and national organizations representing employees of the subsidiary railroads of RailAmerica, Inc. and RailTex, Inc.

     I further certify that a copy of the Petition will be posted at the locations where the employees of the subsidiary railroads of RailAmerica, Inc. or RailTex, Inc. report to work.



                                        /s/ Louis E. Gitomer
                                        ------------------------------

                                        Louis E. Gitomer

                                        November 8, 1999